Exhibit 1.01

Company No. SC270184

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BRITISH ENERGY GROUP PLC

Company Number SC270184

Incorporated in Scotland on 2 July 2004

CONTENTS

PRELIMINARY		1

1.	Table A not to apply	1

2.	Interpretation	1

SHARE CAPITAL		7

3.	Share capital	7

4.	Rights attached to shares	12

5.	Uncertificated shares	13

6.	Unissued shares	14

7.	Authority to allot relevant securities	14

8.	Disapplication of pre-emption rights	15

9.	Power to pay commission and brokerage	16

10.	Power to increase, consolidate, sub-divide and cancel shares	16

11.	Power to issue redeemable shares	17

12.	Power to purchase own shares	17

13.	Power to reduce capital	17

14.	Trusts not bound to be recognised	18

VARIATION OF RIGHTS		18

15.	Variation of rights	18

THE SPECIAL SHARE		19

16.	The Special Share	19

17.	Limitations on shareholdings	21

SHARE CERTIFICATES		27

18.	Issue of certificates	27

19.	Charges for and replacement of certificates	28

20.	Other methods of recording title	28

LIEN ON SHARES		28

21.	Lien on partly paid shares	28

22.	Enforcement of lien	28

CALLS ON SHARES		29

23.	Calls	29

24.	Interest on calls	29

25.	Amounts due on allotment or issue treated as calls	30

26.	Power to differentiate	30

27.	Payment of calls in advance	30

FORFEITURE OF SHARES		30

28.	Notice of unpaid calls	30

29.	Forfeiture on non-compliance with notice	30

30.	Power to annul forfeiture or surrender	31

31.	Disposal of forfeited or surrendered shares	31

32.	Arrears to be paid notwithstanding forfeiture or surrender	31

UNTRACED MEMBERS		32

33.	Sale of shares of untraced members	32

34.	Application of proceeds of sale	33

TRANSFER OF SHARES		33

35.	Form of transfer	33

36.	Right to refuse to register transfers	33

37.	No fee payable	35

38.	Retention of instruments	35

39.	Power to suspend registration of transfers	35

40.	Renunciations and other methods of transfer	35

TRANSMISSION OF SHARES		35

41.	Transmission on death	35

42.	Election of person entitled by transmission	36

43.	Rights of person entitled by transmission	36

DISCLOSURE OF INTERESTS IN SHARES		37

44.	Disclosure of interests in shares	37

GENERAL MEETINGS		40

45.	Annual general meetings	40

46.	Extraordinary general meetings	40

47.	Convening of extraordinary general meetings	40

NOTICE OF GENERAL MEETINGS		41

48.	Length and form of notice	41

49.	Omission or non-receipt of notice and irregularities in publication of notices	42

50.	Special business	42

PROCEEDINGS AT GENERAL MEETINGS		43

51.	Quorum	43

52.	Chairman	43

53.	Security and order at meetings	43

54.	Directors and other persons entitled to attend and speak	44

55.	Adjournment	44

56.	Accommodation of persons at meeting	45

57.	Method of voting and demand for poll	45

58.	How a poll is to be taken	46

59.	Chairman’s casting vote	46

60.	Amendments to resolutions	47

VOTES OF MEMBERS		47

61.	Voting rights	47

62.	Corporate representatives	47

63.	Voting rights of joint holders	48

64.	Voting rights of members incapable of managing their affairs	48

65.	Voting rights suspended where sums overdue	48

66.	Objections to admissibility of votes	49

PROXIES		49

67.	Proxies	49

68.	Form of proxy	49

69.	Deposit of proxy	50

70.	Notice of revocation of proxy	51

MEMBERS’ WRITTEN RESOLUTIONS		52

71.	Members’ written resolutions	52

DIRECTORS		52

72.	Number of directors	52

73.	Directors need not be members	52

74.	Age of directors	52

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS		52

75.	Appointment of directors by the Company	52

76.	Separate resolutions for appointment of each director	53

77.	The board’s power to appoint directors	53

78.	Retirement of directors	53

79.	Selection of directors to retire by rotation	53

80.	Removal of directors	54

81.	Vacation of office of director	55

82.	Executive directors	56

ALTERNATE DIRECTORS		56

83.	Power to appoint alternate directors	56

REMUNERATION, EXPENSES AND PENSIONS		57

84.	Remuneration of directors	57

85.	Additional remuneration	58

86.	Expenses	58

87.	Pensions and other benefits	58

POWERS AND DUTIES OF THE BOARD		59

88.	General powers of the board to manage the Company’s business	59

89.	Power to act notwithstanding vacancy	59

90.	Provisions for employees	59

91.	Power to borrow money	59

92.	Register of charges	64

93.	Nuclear Installations Act 1965	64

DELEGATION OF BOARD’S POWERS		64

94.	Delegation to executive directors	64

95.	Committees	64

96.	Local boards	65

97.	Powers of attorney	65

98.	Associate directors	65

99.	Exercise of voting powers	65

100.	Registers	66

DIRECTORS’ INTERESTS		66

101.	Directors’ interests and voting	66

PROCEEDINGS OF THE BOARD		69

102.	Board meetings	69

103.	Notice of board meetings	69

104.	Quorum	69

105.	Chairman or deputy chairman to preside	69

106.	Competence of meetings	70

107.	Voting	70

108.	Telephone meetings	70

109.	Resolutions in writing	70

110.	Validity of acts of directors in spite of formal defect	71

111.	Minutes	71

SECRETARY		71

112.	Secretary	71

113.	Authentication of documents	71

SEAL		72

114.	Seal	72

DIVIDENDS		72

115.	Declaration of dividends by the Company	72

116.	Fixed and interim dividends	72

117.	Calculation and currency of dividends	73

118.	Method of payment	73

119.	Dividends not to bear interest	75

120.	Calls or debts may be deducted from dividends	75

121.	Unclaimed dividends etc.	75

122.	Uncashed dividends	75

123.	Dividends in specie	75

124.	Scrip dividends	76

CAPITALISATION OF RESERVES		78

125.	Capitalisation of reserves	78

126.	Capitalisation of reserves - employees’ share schemes	79

RECORD DATES		80

127.	Fixing of record dates	80

ACCOUNTS		80

128.	Accounting records	80

NOTICES		82

129.	Notices to be in writing or in electronic communication	82

130.	Service of notices	82

131.	Notice by advertisement	83

132.	Evidence of service	84

133.	Record date for service	84

134.	Service of notice on person entitled by transmission	85

DESTRUCTION OF DOCUMENTS		85

135.	Destruction of documents	85

WINDING UP		86

136.	Powers to distribute in specie	86

INDEMNITY		87

137.	Indemnity of officers	87

Company No. SC270184

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BRITISH ENERGY GROUP PLC

PRELIMINARY

1.	Table A not to apply

No regulations contained in any statute or subordinate legislation, including the regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 (as amended) apply as the regulations or articles of association of the Company.

2.	Interpretation

(1)	In these articles, unless the contrary intention appears:

(a)	The following definitions apply:

“Act” means the Companies Act 1985;

“Additional Interest” shall have the meaning attributed to it in article 17(2);

“address” means, in relation to electronic communications, any number or address used for the purposes of such communications;

“ADR Depositary” means a custodian or depositary or its nominee, approved by the board, acting under contractual arrangements with the Company by which it or that nominee holds shares in the Company and issues American Depositary Receipts, but shall not include any such custodian or other person whose approval by the board is withdrawn by the board by notice given to such custodian or other person in consequence of a breach of its obligations under such arrangements;

“American Depositary Receipt” means an instrument issued by an ADR Depositary evidencing rights in relation to shares in the Company held by that ADR Depositary or a right to receive them;

“auditor” or “auditors” means the auditors from time to time of the Company;

“average quotation” shall have the meaning attributed to it in article 124(4);

“BEG” means British Energy Generation Limited, incorporated in England and Wales with registered number 3076445;

“BEG(UK)” means British Energy Generation (UK) Limited, incorporated in Scotland with registered number SC117121;

“board” means the board of directors for the time being of the Company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present or a duly appointed committee thereof;

“British Energy” means British Energy plc, incorporated in Scotland with registered number SC162273;

“business day” means a day (not being a Saturday or a Sunday) on which clearing banks are open for business in London;

“cash deficiency” has the meaning attributed to it in article 126(2)(a);

“certificated” means, in relation to a share, a share which is not in uncertificated form;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Clearing House” shall have the meaning attributed to it in article 17(2)(b);

“committee” means a duly appointed committee of the board;

“Company” means British Energy Group plc;

“company” means any body corporate (not being a corporation sole) or association or persons, whether or not a company within the meaning of the Act;

“Contribution Agreement” means the contribution agreement entered into pursuant to the Restructuring and made between the Company, Holdings Plc, BEG, BEG(UK), The Secretary of State for Trade and Industry and NLF;

“conversion date” shall have the meaning attributed to it in article 3(3)(c)(i);

“conversion rate” shall have the meaning attributed to it in article 3(3)(c)(i);

“Convertible Shareholder” means the holder from time to time of the Convertible Shares, being at the date of issue of the Convertible Shares, NLF (or its nominee) or a Permitted Assignee;

“Convertible Shares” shall have the meaning attributed to it in article 3(1)(b);

“Decommissioning Payments” means the payments to be made to NLF by BEG and BEG(UK) in connection with the costs of decommissioning the group’s power stations pursuant to, and in accordance with, the terms of the Contribution Agreement (including the Accelerated Decommissioning Payment and the Decommissioning Default Payment (each as defined in the Contribution Agreement));

“default share” shall have the meaning attributed to it in article 44(3);

“director” means a director for the time being of the Company;

“elected shares” shall have the meaning attributed to it in article 124(6);

“electronic communication” shall have the same meaning as in the Electronic Communications Act 2000;

“equity security” shall have the meaning attributed to it in article 8(2);

“executed” means, in relation to a document, execution under hand or under seal or by any other method permitted by law;

“holder” means, in relation to a share, the member whose name is entered in the Register as the holder of that share;

“Holder” shall have the meaning attributed to it in article 17(2);

“Holdings Plc” means British Energy Holdings plc, incorporated in Scotland with registered number SC270186;

“London Stock Exchange” means London Stock Exchange plc;

“market transfer” shall have the meaning attributed to it in article 44(8);

“member” means a member of the Company;

“new shares” shall, in relation to article 124 (Scrip dividends), have the meaning attributed to it in article 124(1);

“NLF” means Nuclear Generation Decommissioning Fund Limited of 16 Rothesay Place, Edinburgh EH3 7SQ (registered in Scotland No. SC164685) (to be renamed Nuclear Liabilities Fund Limited);

“Non-Voting Ordinary Shares” shall have the meaning attributed to it in article 3(1)(c);

“office” means the registered office for the time being of the Company;

“Ordinary Shares” shall have the meaning attributed to it in article 3(1)(a);

“Original Act” shall have the meaning attributed to it in article 17(2)(e);

“paid up” means paid or credited as paid;

“Permitted Assignee” means the NLF’s successor in title, a Minister of the Crown, the Treasury, a department, non-departmental body or other agency of the Crown, any body corporate established by statute some or all of the members of which are appointed by a Minister of the Crown or other UK government entity or any person directly or indirectly wholly owned by, or held on trust for, the Secretary of State or other Minister of the Crown;

“Permitted Person” shall have the meaning attributed to it in article 17(2)(f);

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the Register;

“recognised financial institution” means a recognised clearing house acting in relation to a recognised investment exchange or a nominee of a recognised clearing house acting in that way or of a recognised investment exchange which is designated for the purposes of section 185(4) of the Act;

“Register” means the register of members of the Company kept pursuant to section 352 of the Act or the issuer register of members maintained pursuant to Regulation 20 of the Regulations, and where the context requires, any register maintained by the Company or the Operator of persons holding any renounceable right of allotment of a share and cognate expressions shall be construed accordingly;

“registrars” shall have the meaning attributed to it in article 3(3)(c)(i);

“Regulations” means The Uncertificated Securities Regulations 2001, as amended from time to time, including any provisions of or under the Statutes which alter or replace such regulations;

“relevant company” shall have the meaning attributed to it in article 101(3)(d);

“relevant dividend” shall have the meaning attributed to it in article 124(4);

“Relevant Holder(s)” shall have the meaning attributed to it in article 17(4)(a);

“relevant period” shall have the meaning attributed to it in article 44(8)(b);

“Relevant Person” shall have the meaning attributed to it in article 17(2)(g);

“Relevant Purchaser(s)” shall have the meaning attributed to it in article 17(4);

“relevant securities” shall have the meaning attributed to it in article 7;

“Relevant Share Capital” shall have the meaning attributed to it in article 17(2)(h);

“Relevant Shares” shall have the meaning attributed to it in article 17(2)(i);

“representative” shall, in relation to article 62 (Corporate representatives), have the meaning attributed to it in article 62(1);

“Required Disposal” shall have the meaning attributed to it in article 17(2)(j);

“Restructuring” means the restructuring of the British Energy group as more particularly defined in the Scheme Document;

“rights issue” shall, in relation to article 8 (Disapplication of pre-emption rights), have the meaning attributed to it in article 8(2)(b);

“seal” means any common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Statutes;

“secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary of the Company;

“section 212 notice” shall have the meaning attributed to it in article 44(1);

“Scheme Document” means a circular sent to shareholders of British Energy dated 29 November 2004 setting out restructuring proposals in relation to a scheme of arrangement between British Energy and its shareholders or a disposal of the business and assets of British Energy;

“Special Share” shall have the meaning attributed to it in article 3(1)(d);

“Special Shareholder” means the holder for the time being of the Special Share;

“Statutes” means the Act and all statutes and subordinated legislation made thereunder, for the time being in force concerning companies and affecting the Company;

“these articles” means these articles of association as from time to time amended;

“treasury shares” means shares in the capital of the Company held by the Company as treasury shares pursuant to the Companies (Acquisition of Own Shares) (Treasury Shares) Regulations 2003;

“UK GAAP” means generally accepted accounting principles applicable in the United Kingdom including Financial Reporting Standards and Statements of Standard Accounting Practices issued by the Accounting Standards Board Limited as at 31 March 2004;

“UKLA” means the UK Listing Authority, a division of the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 or any successor enactment;

“uncertificated” means, in relation to a share, a share, title to which is recorded in the Register as being held in uncertificated form and title to which, by virtue of the Regulations, may be transferred by means of a relevant system; and

“United Kingdom” means Great Britain and Northern Ireland.

(b)	Any other words or expressions defined in or for the purposes of the Act or any other of the Statutes (as in force, and subject to any statutory modifications in force, on the date of adoption of these articles) have the same meaning in these articles except that the word “company” includes any body corporate or association of persons, whether or not a company within the meaning of the Act.

(c)	Any reference in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force.

(d)	Words importing the singular number include the plural number and vice versa, words importing one gender include any gender and words importing persons include bodies corporate and unincorporated associations.

(e)	Any reference to writing includes a reference to any method of representing or reproducing words in a legible and non-transitory form.

(f)	Any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal.

(g)	Any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person.

(h)	The expressions “issuer register of members”, “Operator”, “Operator-instruction”, “Operator register of members”, “participating issuer”, “participating security” and “relevant system” have the same meanings as in the Regulations.

(2)	Subject to the provisions of the Statutes, a special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required and a special resolution shall be effective for any purpose for which an extraordinary resolution is required under these articles.

(3)	Headings to these articles are inserted for convenience only and shall not affect construction.

(4)	All references in these articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Regulations. The giving of such instructions shall be subject to:

(a)	the facilities and requirements of the relevant system;

(b)	the Regulations; and

(c)	the extent to which such instructions are permitted by or practicable under the rules and practices from time to time of the Operator of the relevant system.

SHARE CAPITAL

3.	Share capital

(1)	Authorised share capital

The authorised share capital of the Company is divided into:

(a)	2,800,000,000 ordinary shares of 10p each (the “Ordinary Shares”);

(b)	2,000,000,000 convertible shares of 10p each (the “Convertible Shares”);

(c)	50,000 non-voting ordinary shares of £1 each (the “Non-Voting Ordinary Shares”); and

(d)	one special rights redeemable preference share of £1 (the “Special Share”).

(2)	Rights and restrictions attaching to the Ordinary Shares

The rights and restrictions attaching to the Ordinary Shares shall be as follows:

(a)	Income

Subject to the rights attached to any other share or class of share, the holders of Ordinary Shares shall be entitled to be paid any profits of the Company available for distribution and determined to be distributed.

(b)	Capital

Subject to the rights attached to any other share or class of share, on a return of capital on a winding-up or otherwise (except on a redemption in accordance with the terms of issue of any share, or purchase by the Company of any share or on a capitalisation issue and subject to the rights of any other class of shares that may be issued) there shall be paid to the holders of the Ordinary Shares the nominal capital paid up or credited as paid up on such Ordinary Shares together with any further amounts available which shall be paid to the holders of the Ordinary Shares rateably according to the amounts paid up or credited as paid up in respect of each Ordinary Share.

(c)	Attendance and voting in general meetings

The holders of Ordinary Shares shall be entitled in respect of their holding of such shares, to receive notice of general meetings and to attend, speak and vote at such meetings in accordance with these articles.

(3)	Rights and restrictions attaching to the Convertible Shares

The rights and restrictions attaching to the Convertible Shares shall be as follows:

(a)	General

(i)	Save as provided in this article 3(3), the Convertible Shares shall have the same rights, be subject to the same restrictions and rank pari passu with the Ordinary Shares in all respects.

(ii)	The nominal amount of each Convertible Share shall at all times be the same as the nominal amount of each Ordinary Share and if the Company proposes, without limitation, to take any of the actions set out in article 10(1) in respect of the Ordinary Shares, it shall propose that the same action be taken in relation to the Convertible Shares. If a resolution to approve such action is duly passed in general meeting, the Convertible Shareholder shall be deemed irrevocably to consent to and sanction any variation of the rights attaching to the Convertible Shares which may be involved in or deemed to be involved in the taking of such action and, if required in order to render such consent effective, shall, in accordance with the provisions of article 15, consent in writing or vote at a separate meeting of the Convertible Shareholder in favour of any extraordinary resolution to sanction such variation.

(b)	Attendance and voting in general meetings

(i)	The Convertible Shareholder, while it holds Convertible Shares, shall be entitled to receive notice of, and to attend and speak at, any general meeting of the Company, and, on a show of hands the Convertible Shareholder shall have one vote.

(ii)	Subject to paragraph (b)(iii), on a poll the number of votes that the Convertible Shareholder is entitled to exercise in respect of its holding of Convertible Shares shall be the lesser of:

(I)	the maximum percentage of voting rights attributable to the share capital of the Company which are exercisable at a general meeting of the Company and which may, from time to time, be held without triggering a mandatory offer for the Company under the City Code on Takeovers and Mergers (being, as at the date of adoption of these articles, 29.9 per cent. and, for this purpose, taking into account the voting rights attributable to any other Ordinary Shares held or acquired by any person acting in concert with the Convertible Shareholder); and

(II)	the number of Convertible Shares which the Convertible Shareholder would otherwise be entitled to vote if the Convertible Shares were Ordinary Shares.

(iii)	Notwithstanding the foregoing, on any resolution:

(I)	for the winding up of the Company,

(II)	to modify, vary or abrogate the rights attaching to the Ordinary Shares (other than any resolution proposed pursuant to paragraph (a)(ii)); or

(III)	to modify, vary or abrogate the rights attaching to the Convertible Shares (other than any resolution proposed pursuant to paragraph (a)(ii)),

the restrictions in paragraph (b)(ii) on the number of votes that the Convertible Shareholder is entitled to exercise shall not apply and on a poll, the number of votes that the Convertible Shareholder is entitled to exercise in relation to any such resolution shall be equal to the number of Convertible Shares which the Convertible Shareholder would be entitled to vote if the Convertible Shares were Ordinary Shares.

(iv)	On any resolution to modify, vary or abrogate the rights attaching to the Convertible Shares (other than any resolution proposed pursuant to paragraph (a)(ii)) the provisions of article 15 shall apply.

(c)	Conversion

(i)	Save for any transfer of Convertible Shares to a Permitted Assignee, on a transfer, sale or disposal of Convertible Shares by the Convertible Shareholder (or its nominee) to a third party, the relevant Convertible Shares shall convert into Ordinary Shares at the rate of one Ordinary Share for every one Convertible Share (the “conversion rate”) automatically upon, and contemporaneously with, registration by the Company or its registrar for the time being (the “registrars”) of the transfer in the Company’s register of members following receipt of a duly executed and stamped stock transfer form and the share certificates in respect of such Convertible Shares. The date on which the transfer is registered by the registrars shall be the “conversion date”.

(ii)	Subject to paragraph (c)(i) neither the Convertible Shareholder nor, if applicable, its nominee shall be entitled at any time to convert all or any Convertible Shares.

(iii)	Conversion of Convertible Shares pursuant to this article shall be effected by the board determining to re-designate the relevant Convertible Shares as Ordinary Shares or in any other manner that the board may in its absolute discretion from time to time decide, subject to the provisions of the articles and the Acts. In any such case, the Convertible Shareholder shall be deemed irrevocably to approve such re-designation of the relevant Convertible Shares and to consent to any variation or abrogation of its class rights as may be occasioned by such re-designation.

(iv)	From the conversion date all entitlements to dividends and other distributions payable thereafter or to be made on Convertible Shares so converted shall cease and the relevant shareholder shall instead be entitled in respect of the Ordinary Shares arising on such conversion to all dividends and other distributions payable or to be made on Ordinary Shares thereafter, whether or not such dividends or distributions are in respect of any earlier financial year or accounting period.

(v)	The new Ordinary Shares arising on conversion shall rank pari passu in all respects with the Ordinary Shares then in issue and fully paid.

(vi)

The new Ordinary Shares arising on conversion shall, unless the board determines otherwise, be allotted and issued in uncertificated form and credited by the Operator (in accordance with the instructions of the Company and CREST Regulations) within two weeks of the conversion date to the CREST stock account of the relevant shareholder (or its nominee). Without prejudice and subject to the foregoing, within four weeks of the conversion date, the Company shall where the directors have determined that the Ordinary Shares arising on conversion shall be issued in certificated form, forward to (a) the relevant shareholder, without charge, a certificate for the appropriate amount of Ordinary Shares and (b) to the Convertible Shareholder a new certificate for any balance of unconverted Convertible Shares comprised in the surrendered certificate. In the meantime transfers of certificated Ordinary Shares shall be certified against the register.

(d)	Obligations

(i)	For as long as there are Convertible Shares in issue the Company shall use all reasonable endeavours to ensure that any action taken in relation to, or any offer made by the Company to the holders of, Ordinary Shares, is taken in respect of, or the same offer is made to, the Convertible Shareholder. Without limiting the generality of the foregoing, if:

(I)	the Company proposes to do any of those things set out in articles 123, 124 or 125 in respect of Ordinary Shares, it shall propose that the same action be taken in relation to the Convertible Shares save that in the case of the actions contemplated by articles 124 or 125 any allotment to the Convertible Shareholder shall be of Convertible Shares (rather than Ordinary Shares);

(II)	Ordinary Shares are offered by the Company by way of rights to holders of Ordinary Shares or otherwise, that offer shall be extended to the Convertible Shareholder on the same terms save that the offer to the Convertible Shareholder shall be of Convertible Shares (rather than Ordinary Shares);

(III)	(1) any offer (not being an offer falling within paragraph (d)(i)(II)) is made to (a) all (or as nearly as may be practicable all) the holders of Ordinary Shares or (b) all (or as nearly as may be practicable all) holders of Ordinary Shares other than the offeror and/or any associate of the offeror (as defined in section 430E(4) of the Act) to acquire the whole or any part of the issued ordinary share capital of the Company, or (2) if any person proposes a scheme with regard to such acquisition, the Company shall give notice of such offer or scheme to the Convertible Shareholder at the same time as any notice thereof is sent to the holders of Ordinary Shares (or as soon as practicable thereafter) and shall use reasonable endeavours to ensure that (x) the Convertible Shareholder is given the opportunity to transfer its Convertible Shares at the conversion rate prior to expiry of the offer and (y) the offer extends to any Ordinary Shares arising upon conversion of any Convertible Shares in accordance with paragraph (c)(i).

(ii)	The Company shall use all reasonable endeavours to procure that any Ordinary Shares to be issued upon, or resulting from conversion of the Convertible Shares, are admitted to the Official List of the UKLA and to trading on the London Stock Exchange as soon as reasonably practicable (taking into account, without limitation, any requirement to produce listing particulars in respect of such Ordinary Shares) after the earlier of:

(I)	the conversion date; and

(II)	the date on which the Convertible Shareholder notifies the Company that it intends to dispose of Convertible Shares.

(iii)	No admission to listing or admission to trading shall be sought for the Convertible Shares whilst they remain Convertible Shares.

(4)	Rights and restrictions attaching to the Non-Voting Ordinary Shares

The rights and restrictions attaching to the Non-Voting Ordinary Shares shall be as follows:

(a)	General

Save as provided in this article 3(4), the Non-Voting Ordinary Shares shall have the same rights, be subject to the same restrictions and rank pari passu with the Ordinary Shares in all respects.

(b)	Attendance and voting in general meetings

The holders of the Non-Voting Ordinary Shares shall not be entitled, in their capacity as holders of such shares, to receive notice of or to attend and vote at any general meeting of the Company unless a resolution is to be proposed:

(i)	to wind up the Company; or

(ii)	which varies, modifies, alters or abrogates any of the rights attaching to the Non-Voting Ordinary Shares.

(5)	Rights and restrictions attaching to the Special Share

The rights and restrictions attaching to the Special Share shall be as set out in article 16 (The Special Share) of these articles.

4.	Rights attached to shares

Subject to the provisions of the Statutes and to the rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide.

5.	Uncertificated shares

(1)	Subject to the Statutes, the Regulations and the rules made and practices instituted by the Operator of any relevant system, the board may permit the holding and transfer of any class of shares in uncertificated form by means of a relevant system and, subject as aforesaid, the board may at any time determine that any class of shares shall become a participating security or that a class of shares shall cease to be a participating security.

(2)	Where any class of shares is a participating security, any share in such class may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with and subject to the provisions of the Regulations and the rules made and practices instituted by the Operator of the relevant system.

(3)	Shares of a class shall not be treated as forming a separate class from other shares of that class merely because any of the following apply to them:

(a)	they are enabled or permitted in accordance with the Regulations to become a participating security, or they cease to be a participating security; or

(b)	any shares of that class are from time to time held in uncertificated form.

(4)	In relation to any share which is, for the time being, held in uncertificated form:

(a)	the Company may utilise the applicable relevant system to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the directors may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(b)	any provisions of these articles which are for the time being inconsistent with:

(i)	the holding of shares of that class in uncertificated form;

(ii)	the transfer of title to shares of that class by means of a relevant system;

(iii)	the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system; and

(iv)	the Regulations,

shall be disapplied.

(5)

Where any class of shares in the capital of the Company is a participating security and the Company is entitled under any provisions of the Statutes or the rules made and practices instituted by the Operator of any relevant system or under these articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any shares which are held in uncertificated form, such entitlement (to the extent permitted by the Regulations and the rules made and practices instituted by the Operator of the relevant system) shall include the right to:

(a)	require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to change his holding of such uncertificated shares into certificated form within such period as may be specified in the notice, prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps, by instructions given by means of a relevant system or otherwise, as may be necessary to sell or transfer such shares; and/or

(b)	appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such shares as may be required to effect transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned; and/or

(c)	transfer any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Register in respect of that share as a transferred share; and/or

(d)	otherwise rectify or change the Register in respect of that share in such manner as may be appropriate; and/or

(e)	take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him.

6.	Unissued shares

Subject to the provisions of the Statutes, these articles and relevant authority given by the Company in a general meeting, the board has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares (whether forming part of the original or any increased capital), or rights to subscribe for or convert any security into shares, to such persons, at such times and generally on such terms and conditions as the board may decide but no share may be issued at a discount.

7.	Authority to allot relevant securities

The Company may from time to time pass an ordinary resolution referring to this article and authorising, in accordance with section 80 of the Act, the board to exercise all the powers of the Company to allot relevant securities and:

(a)	on the passing of the resolution the board shall be generally and unconditionally authorised to allot relevant securities (as defined for the purposes of that section) up to the aggregate nominal amount specified in the resolution; and

(b)	unless previously revoked the authority shall expire on the day specified in the resolution (not being more than five years after the date on which the resolution is passed),

but any authority given under this article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require relevant securities to be allotted after it expires and to allot securities in pursuance of that offer or agreement.

For the purposes of this article:

“relevant securities” has the meaning given to it in section 80 of the Act.

8.	Disapplication of pre-emption rights

(1)	Subject to the board being generally authorised to allot relevant securities in accordance with section 80 of the Act, the Company may from time to time resolve by a special resolution referring to this article that the board be given power to allot equity securities for cash and, on the passing of the resolution, the board shall have power to allot (pursuant to that authority) equity securities for cash as if section 89(1) of the Act did not apply to the allotment but that power shall be limited to:

(a)	allotments of equity securities in connection with a rights issue; and

(b)	allotments other than pursuant to paragraph (a) up to an aggregate nominal amount equal to the amount stated in the relevant special resolution.

and unless previously revoked, that power shall (if so provided in the special resolution) expire on the date specified in the special resolution of the Company. The Company may before the power expires make an offer or agreement which would or might require equity securities to be allotted after it expires.

(2)	For the purposes of this article:

(a)	“equity security” has the meaning given to it in section 94 of the Act; and

(b)	“rights issue” means an offer of equity securities, open for acceptance for a period fixed by the board, to holders of Ordinary Shares or other equity securities of any class made in proportion (as nearly as may be) to their respective existing holdings of Ordinary Shares or other equity securities of the class concerned (so that any offer to holders of other equity securities of any class shall be on the basis of their rights to receive that offer or, in the case of securities convertible into Ordinary Shares, proportionate to the number of Ordinary Shares which would be allotted upon the exercise in full of the attached conversion rights) but subject to the board having a right to make such exclusions or other arrangements in connection with that offering as it deems necessary or expedient:

(i)	to deal with equity securities representing fractional entitlements; and

(ii)	to deal with legal or practical problems arising in any territory or by virtue of shares being represented by depositary receipts, the requirements of any regulatory body or stock exchange in any territory, or any other matter whatsoever.

9.	Power to pay commission and brokerage

The Company may exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. The Company may also on any issue of shares pay such brokerage as may be lawful.

10.	Power to increase, consolidate, sub-divide and cancel shares

(1)	The Company may by ordinary resolution:

(a)	increase its capital by the creation of new shares of such amount as the resolution prescribes;

(b)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

(c)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares; and

(d)	subject to the Statutes, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association of the Company or these articles, but so that the proportion between the amount paid up and the amount (if any) not paid up on each share resulting from the sub-division shall be the same as it was in the case of the share from which the share resulting from the sub-division is derived.

(2)	A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to unissued or new shares.

(3)	If as a result of any consolidation and division or sub-division of shares any members would become entitled to fractions of a share, the board may on behalf of those members deal with the fractions as it thinks fit. In particular, the board may:

(a)

sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion among those members or, if the board decides, some or all of the sum raised may be retained for the benefit of the Company. For the purpose of any such sale the board may authorise one or more persons to execute an instrument of transfer of shares to or as directed by the purchaser, who shall not be bound to see to the application of the purchase money; nor shall his nor, if different, the transferee’s title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale. For the purposes of this Article, any shares representing fractional entitlements to which any Member would, but for this Article, become entitled may be issued in certificated form or uncertificated form; or

(b)	subject to the Statutes, issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or subdivision, leaves a whole number of shares (such issue being deemed to have been effected immediately before consolidation or subdivision, as the case may be). The amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 125 (Capitalisation of reserves). In relation to the capitalisation the board may exercise all the powers conferred on it by article 125 (Capitalisation of reserves) without an ordinary resolution of the Company.

11.	Power to issue redeemable shares

Subject to the provisions of the Statutes and to any rights conferred on the holders of any class of shares, any share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the shareholder.

12.	Power to purchase own shares

Subject to the provisions of the Statutes and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares, in any way. If, at the date proposed for approval of a proposed purchase of equity share capital, there are in issue shares of a class entitling the holders to convert (whether or not upon the occurrence of particular events or in particular circumstances) into equity share capital of the class proposed to be purchased, no such purchase may take place unless it has been sanctioned by an extraordinary resolution passed at a separate meeting (or meetings if there are two or more classes) of the holders of that class of convertible shares, unless there are provisions in the relevant trust deed or terms of issue permitting the Company to purchase its own equity share capital without the approval of such meetings.

13.	Power to reduce capital

Subject to the provisions of the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserve, any share premium account and any other undistributable reserve in any way.

14.	Trusts not bound to be recognised

The Company may, but shall not be required to, recognise a person as holding a share on trust and shall not be bound by or otherwise compelled to recognise (even if it has notice of it) any interest (whether equitable, contingent, future or potential) in any share other than an absolute right in the holder to the whole of the share.

VARIATION OF RIGHTS

15.	Variation of rights

(1)	Subject to the provisions of the Statutes, whenever the capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied:

(a)	in such manner (if any) as may be provided by those rights; or

(b)	in the absence of such provision, either with the consent in writing of the holders of at least three-fourths of nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares validly held in accordance with these articles, but not otherwise.

(2)	Unless otherwise provided for in the rights attaching to a class of share, and subject to applicable sections of the Act, all the provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

(a)	no member, other than a director, is entitled to notice of it or to attend unless he is a holder of shares of that class;

(b)	no vote may be given except in respect of a share of that class;

(c)	the quorum at the meeting is two persons present in person holding or representing by proxy at least one-third in nominal value of the issued shares of that class;

(d)	the quorum at an adjourned meeting is two persons holding shares of that class who are present in person or by proxy; and

(e)	a poll may be demanded in writing by a member present in person or by proxy and entitled to vote at the meeting and on a poll each member has one vote for every share of that class of which he is the holder.

(3)	Unless otherwise expressly provided by the terms of their issue, the rights attached to any class of shares shall not be deemed to be varied by:

(a)	the creation or issue of further shares ranking pari passu with them or subsequent to them or by the purchase or redemption by the Company of its own shares or by any other reduction of capital, in each case in accordance with the Statutes and article 12 (Power to purchase own shares) or article 13 (Power to reduce capital); or

(b)	the Company permitting, in accordance with the Regulations, the holding and transfer of shares of a class in uncertificated form by means of a relevant system or by any such shares being held from time to time as uncertificated shares.

THE SPECIAL SHARE

16.	The Special Share

(1)	The Special Share may only be issued to, held by and transferred to one or more of Her Majesty’s Secretaries of State, another Minister of the Crown, the Solicitor for the affairs of Her Majesty’s Treasury or any other person acting on behalf of the Crown.

(2)	Notwithstanding any provision in these articles to the contrary, each of the following matters shall be deemed to be a variation of the rights attaching to the Special Share and shall accordingly be effective only with the consent in writing of the Special Shareholder (and the Special Shareholder shall only be entitled to withhold that consent to a matter set out in paragraphs (b), (c), (d), (e) or (f) below if, in the Special Shareholder’s opinion, the matter in question would be contrary to the interests of national security) and without such consent shall not be done or caused to be done:

(a)	the amendment or removal or alteration of the effect of (which, for the avoidance of doubt, shall include the ratification of any breach of) all or any of the following:

(i)	in article 2 (Interpretation), the definition of “Special Share” and “Special Shareholder”;

(ii)	this article;

(iii)	article 17 (Limitations on shareholdings);

(iv)	in article 44 paragraphs (10) to (12) (inclusive) (Disclosure of interests in shares);

(b)	the creation or issue of any shares in the Company with voting rights attached, other than those which are, or would on issue be:

(i)	shares comprised in the relevant share capital (as defined in section 198(2) of the Act) of the Company; or

(ii)

shares which do not constitute equity share capital (as defined in section 744 of the Act) and which, when aggregated with all other such shares, carry or on issue would carry the right to cast less than

15 per cent. of the maximum number of votes capable of being cast on a poll on any resolution at any general meeting of the Company (in whatever circumstances, and for whatever purpose, the same may have been convened);

(c)	the variation of any voting rights attached to any shares in the Company (and, for the avoidance of doubt, the creation or issue of shares falling within paragraph (b) (i) or (ii) above shall not be regarded as a variation for the purposes of this paragraph);

(d)	the giving by the Company of any consent or agreement to (including without limitation the casting of any vote in favour of) the amendment or removal or alteration of the effect of (which, for the avoidance of doubt shall include any ratification of the breach of) the articles of association of Holdings Plc, British Energy, BEG(UK) or BEG if the effect would be to enable the board of directors of Holdings Plc, British Energy, BEG(UK) or BEG to issue any shares (other than (i) in the case of Holdings Plc, to the Company, (ii) in the case of British Energy, to the Company or Holdings Plc, (iii) in the case of BEG(UK), to the Company or Holdings Plc, and (iv) in the case of BEG, to BEG(UK), Holdings Plc or the Company) without the consent in writing of the Special Shareholder (such consent only to be withheld if, in the Special Shareholder’s opinion, such issue would be contrary to the interests of national security);

(e)	the giving by the Company of any consent or agreement to (including without limitation the casting of any vote in favour of) any issue of shares in Holdings Plc, British Energy, BEG(UK) or BEG, (other than (i) in the case of Holdings Plc, to the Company, (ii) in the case of British Energy, to the Company or Holdings Plc, (iii) in the case of BEG(UK), to the Company or Holdings Plc, and (iv) in the case of BEG, to the Company, Holdings Plc or BEG(UK)); and

(f)	the disposal by the Company of any or all of the shares held (directly or indirectly) by it in Holdings Plc, British Energy, BEG(UK) or BEG or of any rights or interests therein or the entering into by the Company of any agreement or arrangement with respect to, or the exercise of any rights attaching to, such shares.

(3)	For the purposes of this article, “disposal” shall include any sale, gift, mortgage, assignation, charge, or the grant of any other encumbrance or the permitting of any encumbrance to subsist or any other alienation or disposition to a third party.

(4)	Notwithstanding any other provisions of these articles to the contrary, the Special Shareholder shall be entitled to receive notice of, and to attend and speak at, any general meeting or any separate meeting of the holders of any class of shares, but the Special Share shall carry no right to vote nor any other rights at any such meeting.

(5)	In a distribution of capital on a winding up of the Company, the Special Shareholder shall be entitled to repayment of the capital paid on the Special Share in priority to any repayment of capital to any other member. The Special Share shall confer no other right to participate in the capital, and no right to participate in the profits, of the Company.

(6)	The Special Shareholder may, after consulting the Company and subject to the provisions of the Act, require the Company to redeem the Special Share at par at any time after 30th September, 2006 by giving notice to the Company and delivering to it the relevant share certificate. Upon redemption of the Special Share the provisions of this article shall cease to have effect.

LIMITATIONS ON SHAREHOLDINGS

17.	Limitations on shareholdings

(1)	This article shall remain in force until the date of redemption of the Special Share pursuant to article 16(6) notwithstanding any provision in these articles to the contrary. Thereafter this article shall be and shall be deemed to be of no effect, the separate register required under article 17(3) shall no longer be maintained by the Company and any notice calling for a Required Disposal (whether given before or after the date of redemption of the Special Share) and the obligations and powers of the board under this article in respect of a Required Disposal shall cease to have effect; but the validity of anything done under this article before that date shall not otherwise be affected and any actions taken hereunder before that date shall be conclusive.

(2)	In this article:

(a)	“Additional Interest” means any such interest as is referred to in paragraph (d)(ii) below;

(b)	“Clearing House” means a pooled nominee service provided by an Operator of any relevant system, the Operator of any relevant system itself (in its capacity as such) or its nominee (of it in that capacity);

(c)	“Holder” means a person who has an interest in shares of the Company evidenced by American Depository Receipts issued by an ADR Depository;

(d)	“interest”, in relation to shares, means:

(i)	any interest which would be taken into account in determining for the purposes of Part VI of the Original Act whether a person has a notifiable interest in a share (including any interest which he would be taken as having for those purposes); and

(ii)	any interest which would have been included within section 208(4)(b) of the Original Act had the entitlements referred to in that provision extended to “entitlements” which could arise under an agreement or arrangement as defined in section 204(5) and (6) of the Original Act;

and “interested” shall be construed accordingly;

(e)	“Original Act” means the Companies Act 1985 as in force at the date of adoption of this article and notwithstanding any repeal, modification or re-enactment thereof after that date (including, for the avoidance of doubt, any repeal, modification or re-enactment by regulations made by the Secretary of State pursuant to section 210A of that Act to the definition of “relevant share capital” in section 198(2) of that Act or to the provisions as to what is taken to be an interest in shares in section 208 or as to what interests are to be disregarded in section 209) but so that the percentages giving rise to a notifiable interest in section 199(2) (a) and (b) of that Act shall be three per cent. and ten per cent. respectively or such lesser percentages as may from time to time be prescribed in relation to section 199(2)(a) and (b) respectively);

(f)	“Permitted Person” means:

(i)	an ADR Depository, acting in its capacity as such;

(ii)	a Clearing House, acting in its capacity as such;

(iii)	the chairman of a meeting of the Company or of a meeting of the holders of Relevant Share Capital or of any class thereof when exercising the voting rights conferred on him under paragraph (7) below;

(iv)	a trustee (acting in that capacity) of any employees’ share scheme of the Company;

(v)	the Crown or one of Her Majesty’s Secretaries of State, another Minister of the Crown, the Solicitor for the affairs of Her Majesty’s Treasury and any other person acting on behalf of the Crown;

(vi)	NLF or its nominee;

(vii)	any person who has an interest but who, if the incidents of his interest were governed by the laws of England and Wales, would in the opinion of the board be regarded as a bare trustee of that interest, in respect of that interest only;

(viii)	an underwriter in respect of interests in shares which exist only by virtue of a contingent obligation to purchase or subscribe for such shares pursuant to underwriting or sub-underwriting arrangements approved by the board or, for a period of three months, in respect of interests in shares purchased or subscribed for by it pursuant to such an obligation;

(ix)	any other person who (under arrangements approved by the board) subscribes or otherwise acquires Relevant Share Capital (or interests therein) which has been allotted or issued with a view to that person (or purchasers from that person) offering the same to the public, for a period not exceeding three months from the date of the relevant allotment or issue (and in respect only of the shares so subscribed or otherwise acquired);

(x)	Depository Trust Company and/or its nominee acting in the capacity of a clearing agency in respect of dealings in American Depository Receipts; or

(xi)	any person who has an interest, and who shows to the satisfaction of the board that he has it, by virtue only of being entitled to exercise or control the exercise (within the meaning of section 203(4) of the Original Act) of one third or more of the voting power at general meetings of any company which is a Permitted Person within (i) to (x) above;

(g)	“Relevant Person” means any person (whether or not identified) who has, or who appears to the board to have, at any time an interest in shares which carry the right to cast 15 per cent. or more of the total votes attaching to Relevant Share Capital of all classes (taken as a whole) and capable of being cast on a poll, or who is deemed for the purposes of this article to be a Relevant Person;

(h)	“Relevant Share Capital” means the relevant share capital (as defined in section 198(2) of the Original Act) of the Company;

(i)	“Relevant Shares” means all shares comprised in the Relevant Share Capital in which a Relevant Person has, or appears to the board to have, an interest or which are deemed for the purposes of this article to be Relevant Shares; and

(j)	“Required Disposal” means a disposal or disposals of such a number of Relevant Shares or interests therein as will cause a Relevant Person to cease to be a Relevant Person, not being a disposal to another Relevant Person (other than a Permitted Person) or a disposal which constitutes any other person (other than a Permitted Person) a Relevant Person;

and, for the purposes of this article, where the board resolves that it has made reasonable enquiries and that it is unable to determine:

(i)	whether or not a particular person has an interest in any particular shares comprised in Relevant Share Capital; or

(ii)	who is interested in any particular shares so comprised,

the shares concerned shall be deemed to be Relevant Shares and all persons interested in them to be Relevant Persons.

(3)

Subject to the provisions of this paragraph, and without prejudice to article 44, the provisions of Part VI of the Original Act shall apply in relation to the Company as if those provisions extended to Additional Interests and accordingly, the rights and obligations arising under that Part shall apply in relation to the Company, its members and all persons interested in Relevant Share Capital, as extended by this paragraph; but so that there shall be entered in a register kept by the Company for that purpose all interests disclosed to the Company under this article which shall be separate and in addition to that register required by section 211 of the Act to be kept by the Company. The rights and obligations created by this paragraph in respect of interests in shares (including, but not limited to, Additional Interests) are in addition to and separate from those arising under Part VI of the Act. Sections 210(3) to (6), 211(10), 213(3) (so far as it relates to Section 211(10)), 214(5), 215(8), 216(1) to (4), 217(7), 218(3) and 219(3) and (4), 454, 455, 732 and 733 of the Original Act shall not apply in respect of Additional Interests.

(4)	If, to the knowledge of the board, any person other than a Permitted Person is or becomes a Relevant Person (including, without limitation, by virtue of being deemed to be one), the board shall promptly give notice to the Special Shareholder. If the Special Shareholder gives notice to the board within 28 days of the receipt of the board’s notice that, in the Special Shareholder’s opinion, ownership or control of the Relevant Shares by the Relevant Person would be contrary to the interests of national security, the board shall give notice to all persons (other than persons referred to in paragraph (9) below) who appear to the board to have interests in the Relevant Shares and, if different, to the registered holders of those shares. The notice shall set out the restrictions referred to in paragraph (7) below and call for a Required Disposal to be made within 21 days of the giving of the notice to the registered holder or such longer period as the board considers reasonable. If the Relevant Shares are held by an ADR Depository, the notice shall state that:

(a)	a specified purchaser or specified purchasers (the “Relevant Purchaser(s)”) or a specified Holder or specified Holders (the “Relevant Holder(s)”), as the case may be, is or are believed or deemed to be a Relevant Person or Persons or is or are persons through whom a Relevant Person or Persons is or are believed or deemed to be interested in shares of the Company in either case as specified in the notice; and

(b)	the board believes that each Relevant Purchaser or Relevant Holder, or the Relevant Person or Persons as the case may be believed or deemed to be interested in shares in the Company, is or are deemed to be interested in the number of shares of the Company specified in relation to that person in the notice.

The board may extend the period in which any such notice is required to be complied with and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to it that there is no Relevant Person in relation to the shares concerned. After the giving of such a notice, and save for the purpose of a Required Disposal under this or the following paragraph, no transfer of any of the Relevant Shares may be made or registered until either the notice is withdrawn or a Required Disposal has been made to the satisfaction of the board and registered.

(5)	If a notice given under paragraph (4) above has not been complied with in all respects to the satisfaction of the board and has not been withdrawn, the board shall, so far as it is able, make a Required Disposal (or procure that a Required Disposal is made) and shall give written notice of the disposal to those persons on whom the notice was served. The Relevant Person(s) and the registered holder(s) of the shares duly disposed of shall be deemed irrevocably and unconditionally to have authorised the board to make such Required Disposal. The manner, timing and terms of any such Required Disposal made or sought to be made by the board (including but not limited to the price or prices at which the same is made and the extent to which assurance is obtained that no transferee, except a Permitted Person, is or would become a Relevant Person) shall be such as the board determines, based on advice from bankers, brokers, or other persons the board considers appropriate consulted by it for the purpose, to be reasonably practicable having regard to all the circumstances, including but not limited to the number of shares to be disposed of and the requirement that the disposal be made without delay; and the board shall not be liable to any person (whether or not a Relevant Person) for any of the consequences of reliance on such advice. If, in relation to a Required Disposal to be made by the board, Relevant Shares are held by more than one holder (treating joint holders of any Relevant Shares as a single holder) the board shall cause as nearly as practicable the same proportion of each holding (so far as known to it) of the Relevant Shares to be sold.

(6)	For the purpose of effecting any Required Disposal, the board may authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder and may enter the name of the transferee in the Register in respect of the transferred shares notwithstanding the absence of any share certificate and may issue a new certificate to the transferee and an instrument of transfer executed by such person shall be as effective as if it had been executed by the registered holder of the transferred shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of the disposal shall be received by the Company whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable in respect of it and after deduction of any expenses incurred by the board in the sale) to the former holder (or, in the case of joint holders, the first of them named in the Register) together with, if appropriate, a new certificate in respect of the balance of the Relevant Shares to which he is entitled upon surrender by him or on his behalf of any certificate in respect of the Relevant Shares sold and formerly held by him. For the purposes of effecting a Required Disposal of any shares held in uncertificated form the board may exercise any of the powers conferred on the Company by article 5(5).

(7)

A holder of a Relevant Share to whom a notice has been given under (and complying with) paragraph (4) above shall not in respect of that share be entitled, until such time as the notice has been complied with to the satisfaction of the board or withdrawn, to attend or vote at any general meeting of the Company or meeting of the holders of Relevant Share Capital or of any class thereof, or to exercise any other right conferred by membership in relation to any such meeting; and the rights to attend (whether in person or by representative or proxy), to speak and to demand and vote on a poll which would have attached to the Relevant Share had it been a Relevant Share shall vest in the chairman of any such meeting. The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion. The chairman of any such meeting shall be informed by the board of any share becoming or being deemed to be a Relevant Share.

(8)	Without prejudice to the provisions of the Act and subject to the provisions of this article, the board may assume without enquiry that a person is not a Relevant Person unless the information contained in the registers kept by the Company under Part VI of the Original Act as applied and extended by this article to include the separate register to be kept under paragraph (3) above, appears to the board to indicate to the contrary or the board has reason to believe otherwise, in which circumstances the board shall make reasonable enquiries to discover whether any person is a Relevant Person.

(9)	The board shall not be obliged to give any notice required under this article to be given to any person if it does not know either his identity or his address. The absence of such a notice in those circumstances and any accidental error in or failure to give any notice to any person to whom notice is required to be given under this article shall not prevent the implementation of, or invalidate, any procedure under this article.

(10)	If any director has reason to believe that a person (not being a Permitted Person) is a Relevant Person, he shall inform the other directors.

(11)	Save as otherwise provided in this paragraph, the provisions of these articles applying to the giving of notice of meetings to members shall apply to the giving to a member of any notice required by this article. Any notice required by this article to be given to a person who is not a member, or who is a member or, in the case of joint holders, who is the person first named in the Register, whose registered address is not within the United Kingdom and who has not given to the Company an address within the United Kingdom at which notices may be given to him, shall be deemed validly served if it is sent through the post in a pre-paid envelope addressed to that person at the address (or, if more than one, at one of the addresses), if any, at which the board believes him to be resident or carrying on business or to his last known address as shown on the Register or a register of Holders maintained by an ADR Depository. The notice shall in such a case be deemed to have been given on the day following that on which the envelope containing the same is posted, unless it was sent by second class post or there is only one class of post, in which case it shall be deemed to have been given on the day next but one after it was posted. Proof that the envelope was properly addressed, pre-paid and posted shall be conclusive evidence that the notice was given.

(12)

Any resolution or determination of, or decision or exercise of any discretion or power by, the board or any director or by the chairman of any meeting under or pursuant to the provisions of this article (including without prejudice to the generality of the foregoing as to what constitutes reasonable enquiry or as to the manner, timing and terms of any Required Disposal made by the board under paragraph (5) above) shall be final and conclusive; and any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of, the board or any director pursuant to the foregoing provisions of this article shall be conclusive and binding on all persons concerned. The board shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this article.

(13)	Paragraph (3) of this article shall not apply to an ADR Depository or a Clearing House acting in each case in its capacity as such. Where in that capacity interests in shares in the Company are held by an ADR Depository or a Clearing House, for the purposes of this article:

(c)	any person who has rights in relation to shares in the Company in which such an ADR Depository or Clearing House holds such an interest shall be deemed to be interested in the number of shares in the Company for which such an ADR Depository or Clearing House is or may become liable to account to him; and

(d)	any interest which (by virtue of his being a tenant in common in relation to or holding as common property, interests in shares in the Company so held by such an ADR Depository or Clearing House) he would otherwise be treated for the purposes of this article as having in a larger number of shares in the Company shall (in the absence of any other reason why he should be so treated) be disregarded.

(14)	This article shall apply notwithstanding any provision in any other of these articles which is inconsistent with or contrary to it.

SHARE CERTIFICATES

18.	Issue of certificates

(1)	Subject to the provisions of the Statutes and the requirements of the UKLA, a person (except a recognised financial institution in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) whose name is entered in the Register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) to receive one certificate for those shares, or one certificate for each class of those shares and, if he transfers some but not all of the shares represented by a certificate in his name, to receive a new certificate for the balance of those certificated shares retained by him.

(2)	In the case of joint holders of certificated shares, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

(3)	Every share certificate shall be signed by two Directors or by one Director and the Secretary or in such other manner as the board may approve having regard to the conditions of issue and the requirements of the UKLA and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

19.	Charges for and replacement of certificates

(1)	Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.

(2)	Any two or more certificates representing shares of any one class held by any member may at his request, on surrender of the original certificates, be cancelled and a single new certificate issued.

(3)	If any member surrenders for cancellation a certificate representing shares held by him and requests the Company to issue two or more certificates representing those shares in such proportions as he may specify, the board may, if it thinks fit, comply with the request on payment of such fee (if any) as the board may decide.

(4)	If a certificate is damaged, worn out or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence and indemnity as the board may think fit and on payment of any exceptional expenses incurred by the Company in its investigation of the evidence and the preparation of the indemnity as the board may decide and, if damaged, worn out or defaced, on delivery up of the original certificate.

(5)	In the case of joint holders of a certificated share, a request for a new certificate under paragraphs (2) and (3) of this article may be made by any one of the joint holders.

20.	Other methods of recording title

Nothing in these articles shall preclude title to any securities of the Company being recorded other than in writing in accordance with such arrangements as may from time to time be permitted by the Statutes and approved by the board having regard to the requirements of the UKLA.

LIEN ON SHARES

21.	Lien on partly paid shares

(1)	The Company shall have a first and paramount lien on every partly paid share registered in the name of a member (whether solely or jointly with another person) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to all dividends from time to time declared and every other amount payable in respect of that share.

(2)	The board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from the provisions of this article. Unless otherwise agreed with the transferee, the registration of a transfer of a share shall operate as a waiver of the Company’s lien (if any) on that share.

22.	Enforcement of lien

(1)	The Company may sell any share subject to a lien in such manner as the board may decide if an amount payable on the share is due and is not paid within fourteen clear days after a notice has been served on the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

(2)	To give effect to any sale under this article, the board may authorise a person to transfer the share in the name and on behalf of the holder, or the person entitled to the share by transmission or by operation of law, or to cause the transfer of such share, to the purchaser or his nominee. The purchaser shall not be bound to see to the application of the purchase money and the title of the transferee is not affected by any irregularity in or invalidity of the proceedings connected with the sale.

(3)	The net proceeds of the sale, after payment of the costs of the sale, shall be applied by the Company in or towards satisfaction of the amount currently due in respect of such lien. Any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender to the Company for cancellation of the certificate for the shares sold or the provision of an indemnity (with or without security) as to any lost or destroyed certificate as required by the board, be paid to the holder or person entitled by transmission to the share immediately before the sale.

CALLS ON SHARES

23.	Calls

(1)	Subject to the terms of issue, the board may make calls on members in respect of any amounts unpaid on the shares or a class of shares held by them respectively (whether in respect of nominal amount or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to his receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be revoked or postponed as the board may decide.

(2)	Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the board authorising that call is passed.

(3)	A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

(4)	The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

24.	Interest on calls

If the whole amount of a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as may be fixed by the terms of allotment or issue of the relevant share or, if no rate is fixed, at such rate as the board acting reasonably may decide, together with all costs, charges and expenses incurred by the Company by reason of the non-payment. The board may waive payment of the interest, costs, charges and expenses, wholly or in part.

25.	Amounts due on allotment or issue treated as calls

A sum which by the terms of allotment of a share is payable on allotment or at a fixed time, or is payable as an instalment of a call, whether on account of the nominal value of the share or by way of premium, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, the provisions of these articles shall apply as if that sum had become payable by virtue of a call.

26.	Power to differentiate

On any allotment or issue of shares the board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

27.	Payment of calls in advance

The board may, if it thinks fit, receive all or any part of the amounts payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any amounts so paid in advance, may (until they would otherwise be due) pay interest at such rate as the board acting reasonably may decide.

FORFEITURE OF SHARES

28.	Notice of unpaid calls

(1)	If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the board may serve a notice on the holder, or on a person entitled by transmission to the share in respect of which the call was made, requiring him to pay so much of the call or instalment as remains unpaid, together with any accrued interest and all costs, charges and expenses incurred by the Company by reason of the non-payment.

(2)	The notice shall state a further day, being not less than fourteen clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

(3)	The board may accept a surrender of any share liable to be forfeited.

29.	Forfeiture on non-compliance with notice

(1)	If the requirements of a notice served under article 28 (Notice of unpaid calls) are not complied with, any share in respect of which it was given may, before the payment required by the notice is made, be forfeited by a resolution of the board. The forfeiture shall include all dividends declared and other amounts payable in respect of the forfeited share and not actually paid before the forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the board. The board may accept a surrender of any share liable to be forfeited.

(2)	If a share is forfeited, notice of the forfeiture shall be given by the Company to the person who was the holder of the share, or the person entitled to the share by transmission and an entry that notice of the forfeiture has been given and that the share has been forfeited, with the relevant date, shall be made in the Register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

30.	Power to annul forfeiture or surrender

The board may, at any time before the forfeited or surrendered share has been cancelled, sold, re-allotted or otherwise disposed of, annul the forfeiture and/or acceptance of the surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

31.	Disposal of forfeited or surrendered shares

(1)	Until cancelled in accordance with the Statutes, every share which is forfeited or surrendered and all rights attaching to it shall become the property of the Company and (subject to the provisions of the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the board shall decide either to the person who was before the forfeiture or surrender the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. Provided that the Company shall not exercise any voting rights in respect of such share and any such share not disposed of in accordance with the foregoing within a period of three years form the date of its forfeiture or surrender shall thereupon be cancelled in accordance with the provisions of the Statutes. The board may, for the purposes of a disposal, authorise a person to execute an instrument of transfer of the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been sold or disposed of. The Company may receive the consideration (if any) for the share on its disposal and may register the transferee as the holder of the share.

(2)	A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary instrument of transfer) constitute good title to the share. The new holder of the share shall neither be bound to see to the application of the consideration for the disposal (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

32.	Arrears to be paid notwithstanding forfeiture or surrender

A person whose share has been forfeited ceases on forfeiture to be a member in respect thereof and if that share is in certificated form, shall surrender to the Company for cancellation any certificate for the forfeited share. A person remains liable to pay all calls, interest, costs, charges and expenses owing in respect of such share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of such share or, if no rate is fixed, at such rate (not exceeding 20 per cent. per annum) as the board may decide. The board may if it thinks fit enforce payment without allowance for the value of such share at the time of forfeiture or for any consideration received on its disposal.

UNTRACED MEMBERS

33.	Sale of shares of untraced members

(1)	Subject to the Regulations, the Company may sell, at the best price reasonably obtainable at the time of the sale, any share of a member, or any share to which a person is entitled by transmission, if:

(a)	during a period of twelve years at least three cash dividends (whether interim or final) have become payable in respect of the share to be sold;

(b)	during that twelve year period no cash dividend payable in respect of the share has been claimed, no warrant, cheque or money order in respect of the share sent to the address of the member in the manner provided by these articles for sending such payments has been cashed and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(c)	on or after the expiry of that period of twelve years the Company has published advertisements both in a national newspaper and in a newspaper circulating in the area in which the address referred to in sub-paragraph (b) above is located, in each case giving notice of its intention to sell the share; and

(d)	during the period of three months following the publication of those advertisements and after that period until the exercise of the power to sell the share, the Company has not, so far as the board is aware, received any communication from the member or the person entitled by transmission to the share (in his capacity as member or person entitled by transmission).

(2)	The Company’s power of sale shall extend to any further share which, on or before the date of publication of the first of any advertisement pursuant to sub-paragraph (1)(c) above, is issued in right of a share to which paragraph (1) applies (or in right of any share to which this paragraph applies) if the conditions set out in sub-paragraphs (1)(b) to (d) are satisfied in relation to the further share (but as if the references to a period of twelve years were references to a period beginning on the date of allotment of the further share and ending on the date of publication of the first of the advertisements referred to above).

(3)

To give effect to any sale, the board may authorise some person to execute an instrument of transfer of the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share to, or in accordance with the directions of, the purchaser or his nominee, and in relation to an uncertificated share may require an Operator to convert the share into certificated form in accordance with the Regulations. The purchaser shall not be bound to see to the application of the purchase money; nor shall his nor, if different, the transferee’s title to the share be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

(4)	For the purpose of selling under this article shares of untraced members held in uncertificated form, the board may exercise any of the powers conferred on the Company by article 5(5).

34.	Application of proceeds of sale

(1)	The Company shall account to the person entitled to the share at the date of sale for a sum equal to the net proceeds of sale by carrying all amounts received on sale to a separate account and shall be deemed to be his debtor, and not a trustee for him, in respect of them.

(2)	Pending payment of the net proceeds of sale to such person, the proceeds carried to the separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the board may from time to time decide.

(3)	No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any moneys earned on the net proceeds.

TRANSFER OF SHARES

35.	Form of transfer

(1)	Subject to the restrictions in these articles, any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve and any member may transfer all or any of his uncertificated shares in such manner as may be prescribed by or pursuant to the Regulations and the rules made and practices instituted by the Operator of the relevant system.

(2)	The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(3)	Subject to the provisions of the Regulations, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of the share.

36.	Right to refuse to register transfers

(1)	Subject to this article, article 3(3), article 16(1), and article 44 (Disclosure of interests in shares), shares of the Company are free from any restriction on transfer. In exceptional circumstances approved by the UKLA, the Board may refuse to register a transfer of certificated shares, provided that such refusal would not disturb the market in those shares.

(2)	Subject to the requirements of the listing rules of the UKLA and not so as to prevent dealings on an open and proper basis, the board may, in its absolute discretion and without giving any reason for its decision, refuse to register any transfer of a certificated share not fully paid up (or renunciation of a renounceable letter of allotment in respect of such a share) or any transfer of a certificated share on which the Company has a lien (or renunciation of a renounceable letter of allotment in respect of such a share).

(3)	The board may also in its absolute discretion and without giving a reason, refuse to register the transfer of a certificated share or the renunciation of a renouncable letter of allotment unless it is:

(a)	in respect of only one class of shares;

(b)	in favour of no more than four joint transferees (or renouncees);

(c)	left at the office, or at such other place as the board may decide, for registration;

(d)	accompanied by the certificate for each share to be transferred (except where the share is registered in the name of a recognised financial institution and no certificate has been issued for it or in the case of a renunciation) and such other evidence (if any) as the board may reasonably require to prove the title of the intending transferor (or person renouncing) or his right to transfer the shares and the due execution by him of the transfer (or renunciation) or, if the transfer (or renunciation) is executed by some other person on his behalf, the authority of that person to do so; and

(e)	duly stamped (if required).

(4)	If the board refuses to register the transfer of a certificated share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee.

(5)	In accordance with and subject to the provisions of the Regulations, the Operator of the relevant system shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share which is a participating security held in uncertificated form unless the Regulations permit the Operator of the relevant system to refuse to register such a transfer in certain circumstances in which case the said Operator may refuse such registration.

(6)	If the Operator of the relevant system refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share it shall, within the time period stipulated by the Regulations, send notice of the refusal to the transferee.

(7)

In accordance with and subject to the provisions of the Regulations, where title to an uncertificated share is transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, the Company as participating issuer shall register the transfer in accordance with the relevant Operator-instruction, but so that the Company may refuse to register such a transfer in any circumstance permitted by the Regulations.

(8)	In accordance with the Regulations, if the Company as participating issuer refuses to register the transfer of title to an uncertificated share transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, it shall, within two months after the date on which the Operator-instruction was received by the Company, send notice of the refusal to the transferee.

37.	No fee payable

No fee shall be charged for registration of a transfer of a share or the renunciation of a renounceable letter of allotment or other document or instruction relating to or affecting the title to any share or for the right to transfer it or for making any other entry in the Register.

38.	Retention of instruments

All instruments of transfer which are registered may, subject to article 135 (Destruction of documents), be retained by the Company, but any instrument of transfer which the board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

39.	Power to suspend registration of transfers

Subject to the Statutes, the registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the board may decide but, unless otherwise permitted by the Regulations, the Company shall not close any relevant register relating to a participating security without the consent of the Operator of the relevant system.

40.	Renunciations and other methods of transfer

Nothing in these articles shall preclude, without prejudice to the provisions of article 36 (Right to refuse to register transfers), the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

41.	Transmission on death

If a member dies, the survivor, where the deceased was a joint holder, and his executors or personal representatives where he was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly.

42.	Election of person entitled by transmission

(1)	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the board may require and subject as provided in this article, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the holder of the share.

(2)	If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered,

(a)	if it is a certificated share, he shall execute a transfer of the share to that person; or

(b)	if it is an uncertificated share, he shall execute such other document or take such other action as the board may require, including but not limited to procuring that the uncertificated share is changed to certificated form, to enable that person to be registered.

(3)	All the provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer or instruction (as the case may be) as if it were an instrument of transfer signed or instruction given by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

43.	Rights of person entitled by transmission

(1)	Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and, subject to the provisions of article 42 (Election of person entitled by transmission) and article 118 (Method of payment), shall have the same rights in relation to the share as he would have if he were the holder except that, until he becomes the holder, he shall not be entitled to receive notice of, attend or vote at any meeting of the Company or any separate general meeting of the holders of any class of shares in the Company.

(2)	The board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if after sixty days the notice has not been complied with, the board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

DISCLOSURE OF INTERESTS IN SHARES

44.	Disclosure of interests in shares

(1)	This article applies where the Company gives to the holder of a share or to any person appearing to be interested in a share a notice requiring any of the information mentioned in section 212 of the Act (a “section 212 notice”).

(2)	If, on the basis of information obtained from a holder in respect of a share held by him, a section 212 notice is given by the Company to a person appearing to be interested in the share, a copy shall at the same time be given to the holder, but the accidental omission to do so or the non-receipt of the copy by the holder shall not prejudice the operation of the following provisions of this article.

(3)	Having regard to the requirements of the listing rules of the UKLA, if the holder of, or any person appearing to be interested in, any share has been served with a section 212 notice and, in respect of that share (a “default share”), has been in default for the relevant period in supplying to the Company the information required by the section 212 notice, the restrictions referred to in paragraph (4) below shall apply. Those restrictions shall continue until the earliest of:

(a)	the date seven days after the date on which the board is satisfied that the default is remedied; or

(b)	the date seven days after the date on which the Company is notified that the default share is the subject of a market transfer; or

(c)	the board decides to waive those restrictions, in whole or in part.

(4)	The restrictions referred to in paragraph (3) above are as follows:

(a)	if the default shares in which any one person is interested or appears to the Company to be interested represent less than 0.25 per cent. in nominal value of the issued shares of the class (calculated exclusive of treasury shares), the holders of the default shares shall not be entitled, in respect of those shares, to attend or to vote, either personally or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company or on a poll; or

(b)	if the default shares in which any one person is interested or appears to the Company to be interested represent at least 0.25 per cent. in nominal value of the issued shares of the class (calculated exclusive of treasury shares), the holders of the default shares shall not be entitled, in respect of those shares:

(i)	to attend or to vote, either personally or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company or on a poll; or

(ii)	to receive any dividend (or any part of a dividend) or other distribution or amount payable in respect of the default shares; or

(iii)	to transfer or agree to transfer any of those shares or any rights in them, unless:

(a)	the holder is not himself in default in supplying the information required; and

(b)	the holder proves to the satisfaction of the board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.

Provided that the restrictions in sub-paragraphs (a) and (b) above shall not prejudice the right of either the member holding the default shares or, if different, any person having a power of sale over those shares to sell or agree to sell those shares under a market transfer.

(5)	For the purpose of enforcing the sanction in paragraph (4)(b)(iii), the board may give notice to the member requiring the member to change default shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any default shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may require the Operator to convert default shares held in uncertificated form into certificated form in the name and on behalf of the member in accordance with the Regulations.

(6)	If any dividend (or any part of a dividend) or other distribution or amount is withheld under paragraph (4)(b) above, the member shall be entitled to receive it as soon as practicable after the restrictions contained in paragraph (4)(b) cease to apply and prior to such time the Company shall have no obligation to pay interest on it and the holder of the default share in question shall not be entitled to elect, pursuant to article 124 (Scrip dividends), to receive shares instead of a dividend.

(7)	If, while any of the restrictions referred to above apply to a share, another share is allotted in right of it (or in right of any share to which this paragraph applies), the same restrictions shall apply to that other share as if it were a default share. For this purpose, shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with issuing or offering shares outside the United Kingdom) to holders of shares of the same class as the default share shall be treated as shares allotted in right of existing shares from the date on which the allotment is unconditional or, in the case of shares so offered, the date of the acceptance of the offer.

(8)	For the purposes of this article:

(a)	a “market transfer” in relation to any share is a transfer pursuant to:

(i)	a sale of the share on a recognised investment exchange (as defined in the Financial Services Act 2000) or on any stock exchange outside the United Kingdom on which shares of that class are listed or normally traded; or

(ii)	a sale of the whole beneficial interest in the share to a person whom the board is satisfied is unconnected with the existing holder or with any other person appearing to be interested in the share; or

(iii)	a takeover offer (as defined for the purposes of section 428(1) of the Act) which relates to the share;

(b)	the “relevant period” shall be 14 days after the date of service of the section 212 notice;

(c)	“interested” shall be construed as it is for the purpose of section 212 of the Act;

(d)	the percentage of the issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time when the section 212 notice is given;

(e)	a person, other than the holder of the share, shall be treated as appearing to be interested in any share if the Company has given to the member holding such share a section 212 notice and either (i) the member has informed the Company that the person is or may be interested in the share or (ii) (after taking into account any response to any section 212 notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share; and

(f)	reference to a person having failed to give the Company the information required by a section 212 notice, or being in default in supplying such information, includes:

(i)	reference to his having failed or refused to give all or any part of it; and

(ii)	reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular.

(9)	The provisions of this article are in addition and without prejudice to the provisions of the Statutes and in particular of section 216 of the Act, so that the Company may apply to the court under section 216(1) whether or not these provisions apply or have been applied.

(10)	Where the person on whom a section 212 notice is served is an ADR Depositary acting in its capacity as such:

(a)	the obligations of such ADR Depositary as a member pursuant to this article 44 shall be limited to disclosing to the Company such information relating to the shares in question as has in each such case been recorded, pursuant to the terms of any agreement entered into between the ADR Depositary and the Company; and

(b)	the restrictions referred to in paragraph (4) above shall not be effective unless and until such ADR Depositary has been served with a notice specifying the person(s) (other than such ADR Depositary) having an interest in a specified number of the shares in question comprising the default shares.

Provided always that nothing in this paragraph (10) shall in any other way restrict the powers of the board under this article 44.

(11)	For the purposes of this article 44, where any person has an interest in shares in the Company evidenced by an American Depositary Receipt or registered in the name of a Clearing House, article 17(13) shall apply for determining the number of shares in which that person is interested.

(12)	Where such a person as is described in paragraph (11) of this article is in default of a section 212 notice and the restrictions set out in paragraph (4) of this article apply, the ADR Depositary or Clearing House (as the case may be) shall be subject to the restrictions set out in paragraph (4) of this article only in respect of such number of shares in which that person is determined, in accordance with paragraph (11) of this article, to have an interest.

GENERAL MEETINGS

45.	Annual general meetings

The board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Statutes.

46.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

47.	Convening of extraordinary general meetings

(1)	The board may convene an extraordinary general meeting whenever it thinks fit.

(2)	An extraordinary general meeting may also be convened in accordance with article 89 (Power to act notwithstanding vacancy).

(3)	An extraordinary general meeting shall also be convened by the board on the requisition of members pursuant to the provisions of the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

(4)	The board shall comply with the provisions of the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company. At any meeting convened by or on the requisition of members no business may be transacted except that stated by the requisition or proposed by the board.

NOTICE OF GENERAL MEETINGS

48.	Length and form of notice

(1)	An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution of which special notice is required by the Statutes, shall be called by not less than twenty-one clear days’ notice. All other extraordinary, general meetings shall be called by not less than fourteen clear days’ notice.

(2)	Subject to the Statutes, and although called by shorter notice than that specified in paragraph (1) above, a general meeting shall be deemed to have been duly called if it is so agreed:

(a)	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(b)	in the case of another meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

(3)	The notice of meeting shall specify:

(a)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(b)	the place, the date and the time of the meeting;

(c)	the general nature of the business to be transacted;

(d)	if the meeting is convened to consider a special or an extraordinary resolution, the intention to propose the resolution as such; and

(e)	with reasonable prominence, that a member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

(4)	Subject to the Act and as provided in paragraph (5) of this article 48, notice of every general meeting shall be given to all members (other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company), to the auditors (or, if more than one, each of them) and to each director.

(5)

For the purposes of serving notices of meetings, whether under section 370(2) of the Act or any other enactment or under these articles, the board may determine that persons entitled to receive such notices are those persons entered on the Register at the close of business on a day determined by the board, provided that, the day determined by the board may not be more than twenty-one days before the day that the relevant notice of meeting is being sent.

(6)	For the purposes of determining which persons are entitled to attend or vote at any general meeting and how many votes such persons may cast, the notice may also specify a time (which shall not be more than forty-eight hours before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the Register after that time shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in these articles, any enactment or any other instrument to the contrary.

(7)	Where the notice of meeting is published on a web-site in accordance with article 130(2), it shall continue to be published in the same place on that web-site from the date of the notification given under article 130(2)(b) until the conclusion of the meeting to which the notice relates.

49.	Omission or non-receipt of notice and irregularities in publication of notices

(1)	The accidental omission to give notice of a meeting (or, in cases where it is sent out with the notice, a form of appointment of a proxy) to, or the non-receipt of notice (or a form of appointment of a proxy) by, any person entitled to receive the notice (or form of appointment of a proxy) shall not invalidate the proceedings of that meeting.

(2)	Where a notice of meeting published on a web-site in accordance with article 130(2) is by accident published in different places on the web-site or published for part, but not all, of the period from the date of the notification given under article 130(2)(b) until the conclusion of the meeting to which the notice relates, the proceedings at such meeting are not thereby invalidated.

50.	Special business

All business transacted at a general meeting shall be deemed special except the following business at an annual general meeting:

(a)	the receipt and consideration of the annual accounts, the directors’ report, the auditors’ report on those accounts and, where required by law, the directors’ remuneration report and the auditor’s report on the auditable part of the remuneration report;

(b)	the appointment of directors and other officers in place of those retiring by rotation or otherwise ceasing to hold office (including the reappointment of directors appointed since the last annual general meeting);

(c)	the declaration of dividends; and

(d)	the appointment of the auditors (when special notice of the resolution for appointment is not required by the Statutes) and the fixing, or determination of the manner of the fixing, of their remuneration.

PROCEEDINGS AT GENERAL MEETINGS

51.	Quorum

(1)	No business shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business. The absence of a quorum shall not prevent the appointment of a chairman in accordance with these articles, which shall not be treated as part of the business of the meeting.

(2)	Two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

(3)	If within fifteen minutes (or such longer time as the chairman of the meeting decides to wait) from the time appointed for the holding of a general meeting a quorum is not present, the meeting, if convened by or on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to such time (being not less than seven days nor more than twenty-eight days later) and place as the chairman of the meeting (or in default, the board) may decide.

(4)	If at an adjourned meeting a quorum is not present within fifteen minutes from the time fixed for holding the meeting (or such longer period as the chairman of the meeting decides to wait) the meeting shall be dissolved.

(5)	The Company shall give not less than seven clear days’ notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

52.	Chairman

At each general meeting, the chairman (if any) of the board or, if he is absent or unwilling, the deputy chairman (if any) of the board or (if more than one deputy chairman is present and willing) the deputy chairman who has been longest in such office or, if no deputy chairman is present and willing, that one of the other directors who is appointed for the purpose by the board or (failing appointment by the board) by the members present, shall preside as chairman of the meeting but if no director is present within fifteen minutes after the time fixed for holding the meeting or if none of the directors present is willing to preside, the members present in person and entitled to vote shall choose one of their number to preside as chairman of the meeting.

53.	Security and order at meetings

(1)

The board may both prior to and during any general meeting make any arrangements and impose any restrictions which it considers appropriate to ensure the security and/or the orderly conduct of a general meeting of the Company or a separate general meeting of the holders of any class of shares of the Company, including, without limitation, arranging for any person attending a meeting to be searched, for items of personal property which may be taken into a meeting to be restricted and for any person (whether or not a member of the Company) who refuses to comply with any such arrangements or restrictions to be refused entry to or excluded from a meeting.

(2)	The chairman of any general meeting or separate general meeting of the holders of any class of shares of the Company shall take such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting, including without limitation asking any person or persons (whether or not a member or members of the Company) to leave the meeting and if necessary to have such person or persons excluded from the meeting. The decision of the chairman on matters relating to the orderly conduct of a meeting and on any other matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination, acting in good faith, as to whether any matter is of such nature.

54.	Directors and other persons entitled to attend and speak

(1)	Whether or not he is a member, a director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares of the Company.

(2)	The chairman of the meeting may, in his absolute discretion, invite any person, whom the chairman considers to be equipped with knowledge or experience of the Company’s business, to attend and speak at any general meeting to assist in the deliberations of the meeting.

55.	Adjournment

(1)	With the consent of any meeting at which a quorum is present the chairman of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place.

(2)	In addition, the chairman of the meeting may at any time without the consent of the meeting interrupt or adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place and/or for an indefinite period if he decides that it has become necessary to do so (whether as a result of the conduct or behaviour of any person or persons, whether or not a member or members of the Company, present) in order to:

(a)	secure the proper and orderly conduct of the meeting; or

(b)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(c)	ensure that the business of the meeting is properly disposed of.

(3)	Nothing in this article shall limit any other power vested in the chairman (whether under the provisions of these articles, at common law or otherwise) to adjourn the meeting.

(4)	Without prejudice to the provisions of article 51(5), whenever a meeting is adjourned for twenty-eight days or more or for an indefinite period, at least seven clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(5)	No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

56.	Accommodation of persons at meeting

If it appears to the chairman that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available to ensure that each such person who is unable to be accommodated is able:

(a)	to participate in the business for which the meeting has been convened; and

(b)	to hear and see all persons present who speak, whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise, (whether or not in use when these articles are adopted) whether in the meeting place or elsewhere.

57.	Method of voting and demand for poll

(1)	At a general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before, or immediately after the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by (subject to the provisions of the Statutes):

(a)	the chairman of the meeting; or

(b)	at least five members present in person or by proxy having the right to vote on the resolution; or

(c)	a member or members present in person or by proxy representing in aggregate not less than one tenth of the total voting rights of all the members having the right to vote on the resolution; or

(d)	a member or members present in person or by proxy holding shares conferring the right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right, a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself.

(2)	A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and the demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(3)	Unless a poll is demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(4)	The demand for a poll other than on the election of the chairman or on a question of adjournment shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

58.	How a poll is to be taken

(1)	If a poll is properly demanded (and the demand is not withdrawn), it shall be taken, and the result of the poll declared, at such time (either at the meeting at which the poll is demanded or within thirty clear days after the meeting), at such place and in such manner as the chairman of the meeting shall direct and he may appoint scrutineers (who need not be members).

(2)	A poll demanded on the election of a chairman or on a question of adjournment shall be taken, and the result of the poll declared, at the meeting without adjournment.

(3)	No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

(4)	On a poll votes may be given either in person or by proxy and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

(5)	The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

59.	Chairman’s casting vote

In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, as the case may be, shall be entitled to a further or casting vote in addition to any other vote or votes to which he may be entitled.

60.	Amendments to resolutions

No amendment to a resolution duly proposed as a special or extraordinary resolution may be considered or voted on, other than an amendment to correct a patent error. No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on, other than an amendment to correct a patent error, unless either:

(a)	at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

(b)	the chairman of the meeting in his absolute discretion decides that the amendment may be considered or voted on.

If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

VOTES OF MEMBERS

61.	Voting rights

Subject to the provisions of these articles and to any special rights or restrictions as to voting for the time being attached to any shares:

(a)	on a show of hands, every member who (being an individual) is present in person or (being a company) is present by a duly authorised representative not being himself a member, shall have one vote; and

(b)	on a poll, every member who (being an individual) is present in person or (being a company) is present by a duly authorised representative not being himself a member, or who is present by proxy shall have one vote for every share of which he is the holder.

62.	Corporate representatives

(1)	Any company which is a member of the Company may by resolution of its directors or other governing body whether or not expressed to be pursuant to any provision of the Statutes, authorise one or more persons to act as its representatives at any meeting of the Company or of any class of members of the Company (a “representative”).

(2)	Each representative shall be entitled to exercise the same powers on behalf of the company (in respect of that part of the company’s holding of shares to which the authorisation relates) as that company could exercise if it were an individual member present at the meeting in person, including (without limitation) power to vote on a show of hands or on a poll and to demand or concur in demanding a poll. The company shall for the purpose of these articles be deemed to be present in person at a meeting if a representative is present. All references to attendance and voting in person shall be construed accordingly.

(3)	A director, the secretary or some other person authorised for the purpose by the secretary may require the representative of any such company (not being a corporation sole) to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

(4)	In relation to any meeting of the Company or any class of members of the Company, a person authorised under section 3 of the Treasury Solicitor Act 1876 shall be treated for the purpose of this article 62 as if his authority had been granted by the Solicitor for the affairs of Her Majesty’s Treasury and in these articles references to a duly authorised representative of a corporation shall include, in relation to the Solicitor for the affairs of Her Majesty’s Treasury, references to a person authorised under that section.

63.	Voting rights of joint holders

If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the relevant share.

64.	Voting rights of members incapable of managing their affairs

A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by that court or official, and the guardian, receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming the right to vote shall be received at the office (or at such other place as may be specified in accordance with these articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in these articles for the appointment of a proxy not later than the last time as prescribed by these articles by which an appointment of a proxy must be deposited or received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

65.	Voting rights suspended where sums overdue

Unless the board otherwise decides, a member shall not be entitled to be present or to vote, either in person or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company or on a poll, in respect of any share held by him unless all calls and other sums presently payable by him in respect of that share have been paid. This restriction shall cease on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

66.	Objections to admissibility of votes

No objection shall be raised as to the qualification of a voter or to the counting of, or failure to count, any vote except at the meeting or adjourned meeting or poll at which the vote objected to is tendered or at which the error occurs, and every vote not disallowed at such meeting or poll shall be valid for all purposes. An objection properly made shall be referred to the chairman of the meeting and shall only invalidate the result of the voting if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman shall be conclusive and binding on all concerned.

PROXIES

67.	Proxies

(1)	A proxy need not be a member of the Company and a member may appoint more than one proxy to attend on the same occasion.

(2)	Delivery or receipt of an appointment of proxy shall not preclude a member from attending and voting in person at the meeting or an adjournment of the meeting or on the poll concerned.

(3)	No appointment of proxy shall be valid (unless the contrary is stated in it) except for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting). An appointment of proxy is valid for twelve months from the date of execution or, in the case of an appointment of proxy delivered in an electronic communication, for the duration specified by the board.

(4)	The appointment of a proxy is deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll (but shall not confer any further right to speak at the meeting except with the permission of the chairman) and to vote on a resolution or amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given, as the proxy thinks fit.

(5)	Subject to the Statutes and the requirements of the listing rules of the UKLA, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for two-way voting (without prejudice to a right to abstain) on all resolutions set out in the notice of meeting.

68.	Form of proxy

(1)	An instrument appointing a proxy shall be in any usual or common form or any other form which the board shall from time to time approve or accept. Subject to the Statutes, the board may accept the appointment of a proxy received in an electronic communication on such terms and subject to such conditions as it considers fit. The appointment of a proxy received in an electronic communication is not subject to the requirements of article 68(2).

(2)	Subject to the provisions of article 68(1), an instrument appointing a proxy shall be in writing signed by the appointor, or his agent duly authorised in writing, or, if the appointor is a company, shall either be executed under its common seal or be signed by some agent or officer or other person authorised for that purpose. The board may, but shall not be bound to, require evidence of the authority of any such agent, officer or other person.

(3)	The signature on the instrument of proxy need not be witnessed.

69.	Deposit of proxy

(1)	The form of appointment of a proxy:

(a)	in the case of an instrument in writing, shall be deposited at the office (or at such other place in the United Kingdom as may be specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent out by the Company in relation to the meeting) at least forty-eight hours before the time for holding the meeting or adjourned meeting or the taking of a poll at or on which the person named in the form of appointment of proxy proposes to vote; or

(b)	in the case of an appointment of a proxy contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

received at such address not less than forty-eight hours before the time for holding the meeting at which the person named in the form of appointment of proxy proposes to vote; or

(c)	in the case of a poll taken more than forty-eight hours after it is demanded or in the case of an adjourned meeting to be held more than forty-eight hours but less than twenty-eight days after the time fixed for holding the original meeting, shall be delivered or received as required by paragraphs (a) or (b) at least twenty-four hours before the time appointed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

(d)	in the case of a poll which is not taken at the meeting at which it is demanded but is taken forty-eight hours or less after it is demanded, or in the case of an adjourned meeting to be held forty-eight hours or less after the time fixed for holding the original meeting, shall be delivered at the meeting at which the poll is demanded or, as the case may be, at the adjourned meeting or the original meeting, to the chairman of the meeting or to the secretary or to any director or as directed at the meeting by the chairman of the meeting.

(2)	Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an uncertificated proxy instruction and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction (and/or other instruction or notification) is to be treated as received by the Company or a participant acting on its behalf. The board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

(3)	In the case of an instrument signed by an agent of a member who is not a company, there shall also be deposited, in the manner set out in paragraph (1) above, the authority under which the instrument is signed or an office copy of it or a copy of it certified in accordance with section 3 of the Powers of Attorney Act 1971 or certified in some other way as approved by the board.

(4)	In the case of an instrument signed by an officer or agent of a company the board may also require there to be deposited, in the manner set out in paragraph (1) above, the authority under which the instrument is signed, or a notarially certified copy of it, or such other authorities or documents as shall be specified in the notice of the relevant meeting or in any instrument of proxy issued by the Company in connection with the relevant meeting.

(5)	If the appointment of proxy and any of the documents required under paragraph (3) or (4) above are not deposited or delivered in the manner required above, the person named in the appointment of proxy shall not be entitled to vote in respect of the shares in question.

(6)	If two or more valid but differing appointments of proxy are deposited in respect of the same share for use at the same meeting or on the same poll, the one which is last deposited (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last deposited, none of them shall be treated as valid in respect of that share.

70.	Notice of revocation of proxy

A vote given or poll demanded in accordance with the terms of an appointment of proxy or by an authorised representative of a company or corporation sole shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or authorisation or the authority under which the proxy was made or (until entered in the Register) the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, insanity, revocation or transfer was received at the office (or other place specified for depositing or receiving the form of appointment of proxy or, where the appointment of proxy was contained in an electronic communication, at the address at which the form of appointment was received) up to one hour before the time fixed for holding the meeting or adjourned meeting (or, in the case of a poll, before the time appointed for the taking of the poll) at which the vote was given.

MEMBERS’ WRITTEN RESOLUTIONS

71.	Members’ written resolutions

A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effective as if it had been passed at a general meeting duly convened and held. The resolution in writing may consist of several instruments in the same form each duly executed by or on behalf of one or more members. If the resolution in writing is described as a special resolution or as an extraordinary resolution, it shall have effect accordingly.

DIRECTORS

72.	Number of directors

The directors (other than alternate directors) shall not, unless and until otherwise determined by an ordinary resolution of the Company, be less than four nor more than fifteen in number.

73.	Directors need not be members

A director need not be a member of the Company.

74.	Age of directors

Section 293 of the Act shall apply to the Company as if the age mentioned in that Section were sixty-six years.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

75.	Appointment of directors by the Company

(1)	Subject to the provisions of these articles, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

(2)	No person (other than a director retiring by rotation or otherwise) shall be appointed a director at any general meeting unless:

(a)	he is recommended by the board; or

(b)	not less than seven nor more than forty-two days before the date appointed for the meeting there has been given to the Company (and lodged at the office), by a member (other than the person to be proposed) entitled to vote at the meeting, notice of his intention to propose a resolution for the appointment of that person, stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors and a notice executed by that person of his willingness to be appointed.

76.	Separate resolutions for appointment of each director

Every resolution of a general meeting for the appointment of a director shall relate to one named person and a single resolution for the appointment of two or more persons shall be void, unless an ordinary resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

77.	The board’s power to appoint directors

Without prejudice to the power of the Company to appoint a person to be a director pursuant to these articles, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles. Any director so appointed shall retire from office at the next annual general meeting of the Company, but shall then be eligible for re-appointment. Such a director is not taken into account in determining the number of directors who are to retire by rotation at the meeting.

78.	Retirement of directors

(1)	At each annual general meeting any director who has been appointed by the board since the previous annual general meeting and any director selected to retire by rotation shall retire from office.

(2)	A retiring director shall be eligible for re-appointment and (unless he is removed from office or his office is vacated in accordance with these articles) shall retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to appoint another person in his place or the resolution to re-appoint him is put to the meeting and lost.

(3)	If at any meeting at which the appointment of a director ought to take place the office vacated by a retiring director is not filled, the retiring director, if willing to act, shall be deemed to be re-appointed, unless at the meeting a resolution is passed not to fill the vacancy or to appoint another person in his place or unless a resolution to re-appoint him is put to the meeting and lost.

79.	Selection of directors to retire by rotation

(1)

Subject to paragraph (2) below, at each annual general meeting one third of the directors or, if their number is not an integral multiple of three, the number nearest to one-third but not less than one-third, shall retire from office. If there are fewer than three directors who are subject to retirement by rotation, one shall retire. For these purposes, directors who are obliged to retire by reason of having been appointed by the board since the previous annual general meeting in accordance with article 78(1), shall be included in the calculation of the number of directors required to satisfy the provisions of this paragraph 1.

(2)	If any one or more directors:

(a)	were last appointed or re-appointed three years or more prior to the meeting;

(b)	were last appointed or re-appointed at the third immediately preceding annual general meeting; or

(c)	at the time of the meeting will have served more than eight years as non-executive director,

he or they shall retire from office and shall be counted in obtaining the number required to retire at the meeting, provided that the number of directors required to retire under paragraph (1) above shall be increased to the extent necessary to comply with paragraph (1) above.

(3)	The directors to retire by rotation at each annual general meeting shall include (so far as is necessary to obtain the number required) any director who wishes to retire and not to offer himself for re-appointment and otherwise shall be the directors who, at the date of the notice of the meeting, have been longest in office since their last appointment or re-appointment, but as between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

(4)	The names of the directors to retire by rotation shall be stated in the notice of the annual general meeting or in any document accompanying the notice. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the start of business on the date of the notice convening the annual general meeting and no director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the directors after that time but before the close of the meeting.

80.	Removal of directors

(1)	In addition to any power of removal conferred by the Statutes, the Company may by ordinary resolution remove any director before his period of office has expired notwithstanding anything in these articles or in any agreement between him and the Company and any person appointed (subject to the provisions of these articles) by ordinary resolution to replace such a director shall be treated, for the purposes of determining the time at which he or another director is to retire, as if he had become a director on the date on which the person in whose place he is appointed was last appointed or reappointed a director.

(2)	Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between him and the Company.

81.	Vacation of office of director

(1)	Without prejudice to the provisions of these articles for retirement or removal, the office of a director shall be vacated if:

(a)	he resigns by notice delivered to the secretary at the office or tendered at a board meeting in which event he shall vacate that office on the service of that notice on the Company or at such later time as is specified in the notice;

(b)	where he has been appointed for a fixed term, the term expires;

(c)	he ceases to be a director by virtue of a provision of the Statutes, is removed from office pursuant to these articles or becomes prohibited by law from being a director;

(d)	he becomes bankrupt, has an interim receiving order made against him, makes an arrangement or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(e)	an order is made by a court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian, receiver, curator bonis or other person to exercise powers with respect to his affairs or he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, under the Mental Health (Scotland) Act 1984 and the board resolves that his office be vacated;

(f)	he is removed from office by notice addressed to him at his last-known address and signed by at least three-fourths in number of his co-directors (without prejudice to any claim for damages for breach of contract); or

(g)	for more than six months he is absent (whether or not an alternate director attends in his place), without special leave of absence from the board, from meetings of the board held during that period and the board resolves that his office be vacated; or

(2)	A resolution of the board declaring a director to have vacated office under the terms of this article is conclusive as to the fact and grounds of vacation stated in the resolution.

(3)	If the office of a director is vacated for any reason he shall cease to be a member of any committee of the board.

82.	Executive directors

(1)	Subject to the provisions of the Statutes the board may appoint one or more directors to hold any employment or executive office with the Company (including that of chairman, chief executive, finance director or managing director) for such period (subject to the provisions of the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company or otherwise.

(2)	The remuneration of a director appointed to hold any employment or executive office shall be fixed by the board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of his remuneration as a director.

(3)	A director appointed as executive chairman, chief executive officer, finance director or managing director shall automatically cease to hold that office if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and the Company. A director appointed to any other executive office shall not automatically cease to hold that office if he ceases to be a director unless the contract or any resolution under which he holds office expressly states that he shall, in which case that cessation shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(4)	Subject to the Statutes, the Board may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Statutes) the board thinks fit and (without prejudice to any other provision of the articles) it may remunerate any such director for such services as it thinks fit.

ALTERNATE DIRECTORS

83.	Power to appoint alternate directors

(1)	Each director (other than an alternate director) may appoint another director or any other person who is willing to act as his alternate and may remove him from that office. The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of a majority of the directors or a resolution of the board.

(2)	An alternate director shall, provided he gives the Company an address at which notices may be served on him by either post or by electronic communications, be entitled to receive notice of all meetings of the board and of all meetings of committees of which the director appointing him is a member, to attend and vote at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers, rights, authorities and duties of his appointor as a director and for the purposes of the proceedings at the meeting the provisions of these articles shall apply as if he were a director.

(3)	Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director. Any fee payable by a director to his alternate director shall be payable out of the fee payable to that director.

(4)	Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present.

(5)	Any person appointed as an alternate director shall automatically vacate his office as alternate director if the director by whom he has been appointed vacates his office as director (otherwise than by retirement at a general meeting of the Company at which he is reappointed) or dies or removes him by notice to the Company or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office.

(6)	Every appointment or removal of an alternate director shall be by notice in writing signed by the appointor (or in any other manner approved by the board) and shall be effective (subject to paragraph (1) above) on delivery at the office, to the secretary or at a meeting of the board together with the alternate director’s consent to act as a director in the form prescribed by the Statutes.

(7)	An alternate director need not be a member and shall not be counted in reckoning the number of directors for the purpose of article 72 (Number of directors).

REMUNERATION, EXPENSES AND PENSIONS

84.	Remuneration of directors

(1)	The directors (other than an alternate director or any director who for the time being holds an executive office or employment with the Company or a subsidiary of the Company) shall be paid out of the funds of the Company by way of remuneration for their services as directors such fees not exceeding in aggregate £1,000,000 per annum (or such larger sum as the Company may, by ordinary resolution, determine) as the directors may decide to be divided among them in such proportion and manner as the board decides or, if no decision is made, equally. Any fee payable under this article shall be distinct from any remuneration or other amounts payable to a director under other provisions of these articles and shall accrue from day to day.

(2)	Subject to the Statutes, the articles and the requirements of the listing rules of the UKLA, the board may arrange for part of a fee payable to a director under this article to be provided in the form of fully paid shares in the capital of the Company. The amount of the fee payable in this way shall be at the discretion of the board and shall be applied in the purchase or subscription of shares on behalf of the relevant director. In the case of a subscription of shares, the subscription price per share shall be deemed to be the closing middle market quotation for a fully paid share of the Company of that class as published in the Daily Official List of the London Stock Exchange (or such other quotation derived from such other source as the board may deem appropriate) on the day of subscription.

85.	Additional remuneration

A director who, at the request of the board, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the board may decide.

86.	Expenses

A director shall be paid out of the funds of the Company all reasonable travelling, hotel and other expenses properly incurred by him in and about the discharge of his duties as director, including his expenses of travelling to and from meetings of the board, committee meetings, general meetings and separate meetings of the holders of any class of securities of the Company. A director may also be paid out of the funds of the Company all reasonable expenses properly incurred by him in obtaining professional advice in connection with the affairs of the Company or the discharge of his duties as a director.

87.	Pensions and other benefits

(1)	The board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of

(a)	the Company; or

(b)	a company which is or was a subsidiary undertaking of the Company; or

(c)	a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

(d)	a predecessor in business of the Company or of a subsidiary undertaking of the Company,

(or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may arrange for this to be done by the Company alone or in conjunction with another person.

(2)	A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under paragraph (1) above and is not obliged to account for it to the Company.

POWERS AND DUTIES OF THE BOARD

88.	General powers of the board to manage the Company’s business

(1)	The business of the Company shall be managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not, subject to the provisions of the Statutes, the memorandum of association of the Company, these articles and any directions given by special resolution of the Company. No alteration of the memorandum of association of the Company or of these articles and no direction given by the Company shall invalidate any prior act of the board which would have been valid if the alteration had not been made or the direction had not been given.

(2)	The powers given by this article shall not be limited by any special authority or power given to the board by any other article or any resolution or direction of the Company.

89.	Power to act notwithstanding vacancy

The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; if the number of directors is less than the minimum number fixed by or in accordance with these articles, they or he may act for the purpose of filling up vacancies or calling a general meeting of the Company for the purpose of making any such appointment, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors. An additional director appointed in this way shall hold office (subject to the provisions of these articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed or deemed reappointed during the meeting.

90.	Provisions for employees

The board may exercise any of the powers conferred on the Company by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family, including a spouse or former spouse, or any person who is or was dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiary undertakings.

91.	Power to borrow money

(1)	Subject to the following provisions of this article, the board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

(2)	The board shall restrict the borrowings of the Company and shall exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to ensure (as regards subsidiary undertakings, to the extent possible) that the aggregate principal amount outstanding in respect of moneys borrowed by the group does not without the previous sanction of an ordinary resolution of the Company at any time exceed the higher of £1,200,000,000 and a sum equal to two times the adjusted capital and reserves.

(3)	In this article:

(a)	“adjusted capital and reserves” means a sum equal to the aggregate of:

(i)	the amount paid up on the allotted share capital of the Company; and

(ii)	the amount standing to the credit or debit of the consolidated reserves;

all as shown in the relevant balance sheet, but after:

(iii)	making all adjustments which are, in the opinion of the board, necessary or appropriate to take account of a variation in the amounts referred to in paragraphs (i) and (ii) since the date of the relevant balance sheet arising out of the allotment of shares in the capital of the Company; for this purpose if a proposed allotment of shares by the Company for cash has been underwritten, those shares are deemed to have been allotted and the amount (including any premium) of the subscription moneys payable in respect of those shares (not being moneys payable later than six months after the date of allotment) are deemed to have been paid up to the extent underwritten on the date on which the issue of those shares was underwritten (or, if the underwriting was conditional, the date on which it became unconditional); and

(iv)	deducting (so far as not already deducted or provided for) the amount of a distribution declared, recommended or paid by a group undertaking to a person other than a group undertaking out of profits accrued up to and including the date of, but not provided for in, the relevant balance sheet;

(b)	“group” means:

(i)	the Company;

(ii)	all undertakings which are included in the consolidated group accounts in which the relevant balance sheet is comprised and which would be so included if group accounts were prepared at the relevant time (and if that time were the end of the Company’s financial year); and

(iii)	all undertakings which are not included in the consolidated group accounts in which the relevant balance sheet is comprised but which would be so included if group accounts were prepared at the relevant time (and if that time were the end of the Company’s financial year);

(c)	“group undertaking” means the Company or another undertaking in the group;

(d)	“moneys borrowed” means all moneys borrowed including, without limitation:

(i)	the nominal amount of and the amount of any premium paid in respect of any allotted share capital (not being equity share capital) of a group undertaking other than the Company not beneficially owned, directly or indirectly, by another group undertaking;

(ii)	any amount raised by acceptance under an acceptance credit facility;

(iii)	any amount raised under a note purchase facility;

(iv)	the amount of any liability in respect of a lease or hire purchase contract which would, in accordance with UK GAAP, be treated as a finance or capital lease; and

(v)	any amount raised under another transaction (including, without limitation, a forward sale or purchase agreement) treated as borrowing under UK GAAP;

but excluding:

(vi)	borrowings by one group undertaking from another, including the principal amount of any loan capital (whether secured or unsecured), the nominal amount of any allotted or issued share capital (not being equity share capital) of a group undertaking beneficially owned, directly or indirectly, by another group undertaking and, for the avoidance of doubt, the amount of any obligation of a group undertaking, the performance of which is guaranteed by another group undertaking;

(vii)	borrowings for the purpose of financing a contract to the extent that the price receivable under the contract is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade and Industry or by another person fulfilling a similar function;

(viii)	borrowings for the purpose of, and to be applied within six months of being made in, repaying the whole or part of borrowings that constitute moneys borrowed for the purposes of this article, pending their application for that purpose within that period; and

(ix)	any amount payable in respect of the Decommissioning Payments;

and in calculating moneys borrowed for the purposes of this article, there shall be deducted:

(x)	an amount equal to the aggregate of:

(a)	all cash in hand and cash deposits freely remittable with any bank or financial institution (not itself a group undertaking); and

(b)	investments which are readily convertible into known amounts of cash with notice of forty-eight hours or less;

(in each case beneficially owned, directly or indirectly, by a group undertaking and whether denominated in sterling or in a currency other than sterling); and

(c)	the amount of any cash securing the repayment by the group of any moneys borrowed by the group;

(e)	“relevant balance sheet” means the consolidated balance sheet dealing with the state of affairs of the Company and its subsidiary undertakings comprised in the latest group accounts of the Company prepared and approved by the board and on which the auditors have made their report pursuant to the Statutes.

(4)	When the amount of moneys borrowed to be taken into account for the purposes of this article on a particular day is being calculated, moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:

(a)	at the rate of exchange specified in a forward purchase contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risk associated with fluctuations in rates of exchange in respect of repayment of those moneys (a “hedging agreement”); or

(b)	if those moneys were borrowed on or before the date of the relevant balance sheet and repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company of:

(i)	the rate of exchange used for the conversion of that currency in the relevant balance sheet; or

(ii)	the middle-market rate of exchange quoted by The Royal Bank of Scotland plc at 11.00 a.m. in London on the business day immediately preceding the day on which the calculation falls to be made; or

(c)	if those moneys were borrowed after the date of the relevant balance sheet and repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company of:

(i)	the middle-market rate of exchange quoted by The Royal Bank of Scotland plc at the close of business in London on the date of the relevant balance sheet; or

(ii)	the middle-market rate of exchange quoted by The Royal Bank of Scotland plc at 11.00 a.m. in London on the business day immediately preceding the day on which the calculation falls to be made.

(5)	When calculating moneys borrowed for the purposes of this article, where a group undertaking has issued and paid-up equity share capital that is not owned, directly or indirectly, by a group undertaking (“external capital”):

(a)	the relevant percentage of any borrowings from that group undertaking by another group undertaking shall not be excluded pursuant to paragraph (3)(d)(vi);

(b)	the relevant percentage of any borrowings made by that group undertaking that constitute moneys borrowed for the purposes of this article shall be deducted; and

(c)	the relevant percentage of any items falling within paragraph (3)(d)(ix) beneficially owned, directly or indirectly, by that group undertaking shall not be deducted;

and for the purpose of this paragraph “relevant percentage” means a percentage equal to the percentage that the external capital forms of the whole of the issued and paid-up equity share capital of that group undertaking.

(6)	A report of the auditors or an independent firm of accountants as to the amount of the adjusted capital and reserves or the aggregate amount of moneys borrowed for the purposes of this article is conclusive and binding on all concerned. Nevertheless the board may at any time act in reliance on a bona fide estimate of the amount of the adjusted capital and reserves or the aggregate amount of moneys borrowed. If in consequence the limit on moneys borrowed set out in this article is inadvertently exceeded, the amount of moneys borrowed equal to the excess may be disregarded for ninety days after the date on which by reason of a determination of the auditors or otherwise the board becomes aware that this situation has or may have arisen.

(7)	No debt incurred or security given in respect of moneys borrowed in excess of the limit imposed by this article is invalid or ineffectual except where express notice that the limit has been or will be exceeded has been given to the lender or recipient of the security at the time when the debt is incurred or security given. No lender or other person dealing with the Company is concerned to see or enquire whether the limit is observed.

92.	Register of charges

The Company shall keep a register of charges in accordance with the Statutes and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by the Statutes or, failing which, decided by the board.

93.	Nuclear Installations Act 1965

The directors shall seek to ensure, insofar as this is consistent with their duties to the Company, that any subsidiary of the Company which is the holder of any nuclear site licence under the Nuclear Installations Act 1965 is able to comply with the conditions of such licence.

DELEGATION OF BOARD’S POWERS

94.	Delegation to executive directors

The board may delegate to any director holding executive office (including a managing director) any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with that director. The board may at any time revoke or vary the delegation or alter its terms and conditions, but no person dealing in good faith shall be affected by any revocation or variation.

95.	Committees

(1)	The board may delegate any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit to a committee consisting of one or more directors and (if thought fit) one or more other persons. In particular, the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part but no person dealing in good faith shall be affected by any revocation or variation. Where a provision of these articles refers to the exercise of a power, authority or discretion by the board and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the board.

(2)	The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the board and (subject to such regulations) by the provisions of these articles regulating the proceedings of the board so far as they are capable of applying.

(3)	Notwithstanding the provisions of paragraph (2) above, where the board resolves to delegate any of its powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed directors, it shall not be necessary to give notice of a meeting of that committee to directors other than the director or directors who form the committee.

96.	Local boards

(1)	The board may establish any local or divisional board or agency for managing any of the affairs of the Company in a specified locality, whether in the United Kingdom or elsewhere, and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

(2)	The board may delegate to a local or divisional board or agency any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, the board may grant the power to sub-delegate, may retain or exclude the right of such local or divisional board or agency to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board or agency and may authorise the members of a local or divisional board or agency (or any of them) to fill a vacancy or to act despite a vacancy. The board may at any time revoke or alter the terms and conditions of the appointment or delegation. Subject to terms and conditions imposed by the board, the proceedings of a local or divisional board or agency with two or more members shall be governed by those articles that regulate the proceedings of the board, so far as applicable.

97.	Powers of attorney

The board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular, the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the agent. The board may at any time revoke or alter the terms and conditions of the appointment or delegation.

98.	Associate directors

The board may appoint a person (not being a director) to an office or employment having a designation or title including the word “director” or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word “director” in the designation or title of an office or employment shall not imply that the person is, or is deemed to be, or is empowered to act as, a director for any of the purposes of the Statutes or these articles.

99.	Exercise of voting powers

Subject to article 91 (Power to borrow money), the board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

100.	Registers

(1)	Subject to the Statutes, the Company shall enter on the Register how many shares each member holds in uncertificated form and certificated form respectively.

(2)	Subject to the Statutes, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas, local or other register and may make and vary regulations as it thinks fit concerning the keeping of a register, provided however that those members who hold shares in uncertificated form may not be entered as holders of those shares on an overseas branch register.

DIRECTORS’ INTERESTS

101.	Directors’ interests and voting

(1)	Subject to the Statutes and paragraph (2) below, a director, notwithstanding his office:

(a)	may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

(b)	may hold another office or place of profit with the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity to the Company, and in that case on such terms as to remuneration and otherwise as the board may decide either in addition to or instead of remuneration provided for by another article;

(c)	may be a director or other officer of, or employed by, or a party to a contract, arrangement, transaction or proposal with or otherwise interested in, a company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has a power of appointment; and

(d)	shall not be liable to account to the Company for a profit, remuneration or other benefit realised by such office, employment, contract, arrangement, transaction or proposal and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

(2)	A director who, to his knowledge, is in any way (directly or indirectly) interested in a contract, arrangement, transaction or proposal with the Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he then knows his interest then exists or, in any other case, at the first meeting of the board after he knows that he is or has become interested. For the purposes of this article:

(a)	a general notice given to the board by a director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in a contract, arrangement, transaction or proposal in which a specified person or class of persons is interested shall be a sufficient disclosure under this article in relation to that contract, arrangement, transaction or proposal; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as his interest.

(3)	A director may not vote on a resolution of the board or of a committee of the board concerning a contract, arrangement, transaction or proposal to which the Company is or is to be a party and in which he has an interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition shall not apply to a resolution concerning any of the following matters:

(a)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(c)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of or by the Company or any of its subsidiary undertakings, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)	a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “relevant company”), if he does not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 of the Act) representing one per cent. or more of any class of the equity share capital of, or the voting rights in, the relevant company;

(e)	a contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

(f)	a contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

(4)	A director may not vote or be counted in the quorum on a resolution of the board or committee of the board concerning his own appointment (including, without limitation, fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In such case each of the directors concerned (if not otherwise debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment or its termination.

(5)	If a question arises at a meeting as to the materiality of a director’s interest (other than the interest of the chairman of the meeting) or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned shall be conclusive and binding on all concerned except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed.

(6)	If a question arises at a meeting as to the materiality of the interest of the chairman of the meeting or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote shall be conclusive and binding on all concerned.

(7)	For the purposes of this article, the interest of a person who is for the purposes of the Statutes connected with (within the meaning of section 346 of the Act) a director shall be treated as the interest of the director and, in relation to an alternate director, the interest of his appointor shall be treated as the interest of the alternate director in addition to an interest which the alternate director otherwise has. This article applies to an alternate director as if he were a director otherwise appointed.

(8)	Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of this article.

PROCEEDINGS OF THE BOARD

102.	Board meetings

Subject to the provisions of these articles, the board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director may at any time, and the secretary at the request of a director shall at any time, summon a board meeting.

103.	Notice of board meetings

Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last-known address or any other address given by him to the Company for this purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent in writing or by electronic communication to him (or to his alternate) to an address given by him to the Company for this purpose, but if no such request is made it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. A director may waive notice of any meeting either prospectively or retrospectively.

104.	Quorum

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two persons present, each being either a director or an alternate director.

105.	Chairman or deputy chairman to preside

(1)	The board may appoint from its body for such period as it may decide a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

(2)	The chairman, or failing him, any deputy chairman, shall, if present and willing, preside at all meetings of the directors but, if no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to act as chairman of the meeting. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

106.	Competence of meetings

A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

107.	Voting

Questions arising at any meeting of the board shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

108.	Telephone meetings

(1)	A meeting of the board or of a committee of the board may consist of a conference between directors and any alternate directors or other members of a committee (as the case may be) some or all of whom are in different places provided that each person who participates is able:

(a)	to hear each of the other participating persons addressing the meeting; and

(b)	if he so wishes, to address all of the other participating persons simultaneously,

whether directly, by conference telephone or by any other form of communications equipment (whether or not in use when these articles are adopted) or by a combination of such methods.

(2)	A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of persons required to form a quorum. Subject to the provisions of the Statutes, all business transacted in this way by the board or committee of the board is for the purposes of these articles deemed to be validly and effectively transacted at a meeting of the board or committee of the board even though fewer than two directors or alternate directors or other members of the committee may be physically present at the same place.

(3)	A meeting held in this way is deemed to take place at the place where the largest group of participating persons is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

109.	Resolutions in writing

A resolution in writing signed or approved by letter, facsimile, telegram, telex or electronic communication by all the directors or all the members of a committee of the board entitled to notice of a meeting of the directors or committee (as the case may be) and not being less than a quorum shall be as valid and effectual as if it had been passed at a meeting of the directors or committee (as the case may be) duly called and constituted. The resolution may be contained in one document or in several documents in like form, each signed or approved by one or more of the directors or members of the committee (as the case may be) concerned. For the purpose of this article the signature or approval of an alternate director (if any) entitled to notice of a meeting of directors or of a committee (as the case may be) shall suffice in place of the signature of the director appointing him.

110.	Validity of acts of directors in spite of formal defect

All acts done by a meeting of the board, or of a committee, or by any person acting as a director, alternate director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was duly qualified and had continued to be a director, alternate director or member of the committee and had been entitled to vote.

111.	Minutes

(1)	The board shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers and committees made by the board and of any remuneration fixed by the board or any of its committees;

(b)	of the names of all the directors present at each meeting of the board, committees of the board, the Company or the holders of a class of shares or debentures; and

(c)	of all orders, resolutions and proceedings of all such meetings.

(2)	If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are receivable as prima facie evidence of the matters stated in them.

SECRETARY

112.	Secretary

(1)	Subject to the provisions of the Statutes, the board shall appoint a secretary or joint secretaries and may also appoint one or more persons to be an assistant or deputy secretary for such term, at such remuneration and on such conditions as it thinks fit, and the board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between him and the Company).

(2)	Any provision of the Statutes or of these articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

113.	Authentication of documents

A director or the secretary or another person appointed by the board for the purpose may authenticate documents comprising the constitution of the Company (including the memorandum of association of the Company and these articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee of the board and books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

SEAL

114.	Seal

(1)	The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the board.

(2)	The board shall provide for the safe custody of every seal (if any) of the Company.

(3)	A seal shall be used only by the authority of the board or a committee but that authority may consist of an instruction or approval given by letter, facsimile, telegram, telex or telephone by a majority of the directors or of the members of a committee.

(4)	The board may determine who shall sign any instrument to which a seal is affixed either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

(5)	Unless otherwise decided by the board:

(a)	certificates for shares, debentures or other securities of the Company issued under seal need not (subject to the provisions of the relevant instrument) be signed or, if signed (whether issued under seal or otherwise), a signature may be applied by mechanical or other means or may be printed; and

(b)	every other instrument to which a seal is affixed shall be signed by at least one director and the secretary or by at least two directors.

(6)	The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad, and those powers shall be vested in the Board.

DIVIDENDS

115.	Declaration of dividends by the Company

Subject to the provisions of the Statutes and these articles, the Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the board.

116.	Fixed and interim dividends

Subject to the provisions of the Statutes, the board may declare and pay such interim dividends as appear to the board to be justified by the profits of the Company available for distribution and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the profits of the Company available for distribution justify its payment. If the Company’s share capital is divided into different classes, the board may pay interim dividends on shares which rank after shares conferring preferred rights with regard to dividend as well as on shares with preferred rights, unless at the time of payment a preferential dividend is in arrear. If the board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the lawful payment of an interim dividend on shares ranking after those with preferred rights.

117.	Calculation and currency of dividends

(1)	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

(c)	dividends may be declared or paid in any currency.

(2)	The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

118.	Method of payment

(1)	The Company may pay any dividend, interest or other amount payable in respect of a share:

(a)	in cash;

(b)	by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (which may, at the Company’s option, be crossed “account payee” where appropriate);

(c)	by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;

(d)	by such other method as the board may in its absolute discretion think fit including but not limited to payments in respect of uncertificated shares being made through the relevant system (subject always to the facilities and requirements of the relevant system); or

(e)	by such other method as the person or persons entitled to the payment may in writing direct and the board may agree.

(2)	The Company may send a cheque, warrant or money order by post:

(a)	in the case of a sole holder, to his registered address;

(b)	in the case of joint holders, to the registered address of the person whose name stands first in the Register;

(c)	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with article 134 (Service of notice on person entitled by transmission); or

(d)	in any case to a person and address that the person or persons entitled to the payment may in writing direct.

(3)	Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:

(a)	the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

(b)	for any of the purposes of this article 118, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

(4)	Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by any other method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of transfer or in the course of making that payment.

(5)	Notwithstanding any other provision of these articles relating to payments in respect of shares:

(a)	where the board determines to make payments in respect of uncertificated shares through the relevant system, they may also enable any holder of uncertificated shares to elect not to so receive dividends through the relevant system and, in such event, establish procedures to enable such holder to make, vary or revoke any such election; and

(b)	where the Company receives an authority to make such payments through the relevant system in a form satisfactory to it from a holder of any share (whether such authority is given in writing or by means of the relevant system or otherwise), the Company may make, or procure the making of, such payments in accordance with such authority and any payment made in accordance with such authority shall constitute a good discharge of the payment.

(6)	Without prejudice to article 21 (Lien on partly paid shares) and article 44 (Disclosure of interests in shares), the board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his right that the board may reasonably require.

119.	Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

120.	Calls or debts may be deducted from dividends

The board may deduct from any dividend or other amounts payable to any person (either alone or jointly with another) on or in respect of a share all such amounts as may be due from him (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

121.	Unclaimed dividends etc.

All unclaimed dividends, interest or other amounts payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. All dividends unclaimed for a period of twelve years after having been declared or become due for payment shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

122.	Uncashed dividends

If a cheque, warrant or order for a dividend or other amount payable in respect of a share sent by the Company to the person entitled to it is returned to the Company or left uncashed on any one occasion, or a transfer made by a bank or other funds transfer system in respect of a dividend or other amount payable in respect of a share is not accepted on any one occasion and, after reasonable enquiries, the Company is unable to establish any other address or account of the person entitled to the payment or if such a cheque, warrant or order is returned to the Company or left uncashed, or such transfer is not accepted on two consecutive occasions, the Company shall not be obliged to send or transfer any dividends or other amounts payable in respect of that share due to that person until he notifies the Company of an address or account to be used for the purpose.

123.	Dividends in specie

(1)	Without prejudice to the provisions of article 21 (Lien on partly paid shares) and article 44 (Disclosure of interests in shares), with the sanction of an ordinary resolution of the Company and on the recommendation of the board payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

(2)	Where any difficulty arises in regard to the distribution, the board may settle the difficulty as it thinks fit and in particular, without limitation, may:

(a)	issue fractional certificates or ignore fractions;

(b)	may fix the value for distribution of the specific assets or any part of them;

(c)	may determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution; and

(d)	may vest any of the specific assets in trustees upon such trusts for the persons entitled to the dividend as the board may think fit.

124.	Scrip dividends

(1)	Subject to the Statutes, but without prejudice to article 21 (Lien on partly paid shares) and article 44 (Disclosure of interests in shares), the board may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or Ordinary Shares, in either case credited as fully paid, (“new shares”) instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

(2)	Where a resolution under paragraph (1) above is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

(3)	A resolution under paragraph (1) above may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which the resolution is passed.

(4)	The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals (disregarding any associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the “relevant dividend”). For this purpose the “average quotation” of each of the new shares is the average of the middle-market quotations for a fully-paid share of the Company of that class derived from the Daily Official List of the London Stock Exchange on the business day on which the relevant class of shares is first quoted “ex” the relevant dividend (or such other date as the board may deem appropriate to take account of any subsequent issue of shares by the Company) and the four subsequent business days or shall be as determined by or in accordance with the resolution under paragraph (1) above. A certificate or report by the auditors as to the value of the new shares to be allotted in respect of any dividends shall be conclusive evidence of that amount.

(5)	The board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this article (whether before or after the passing of the resolution under paragraph (1) above), including but not limited to:

(a)	the giving of notice to holders of the right of election offered to them;

(b)	the provision of forms of election (whether in respect of a particular dividend or dividends generally);

(c)	determination of the procedure for making and revoking elections;

(d)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

(e)	the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned); and

(f)	to the extent that the entitlement of any holder in respect of any dividend is less than the value of one new share (as determined in accordance with paragraph (4) above), establishing or varying a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

(6)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be declared or payable on shares in respect of which an election has been duly made (the “elected shares”); instead new shares shall be allotted to the holders of the elected shares on the basis of allotment calculated as in paragraph (4) above. For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves shall have the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 125 (Capitalisation of reserves). In relation to the capitalisation the board may exercise all the powers conferred on it by article 125 (Capitalisation of reserves) without an ordinary resolution of the Company.

(7)	The new shares shall rank pari passu in all respects with each other and with the fully-paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

(8)	The board shall not make a scrip dividend available unless the Company has sufficient unissued shares and undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.

(9)	In relation to any particular proposed dividend, the board may in its absolute discretion decide:

(a)	that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

(b)	at any time prior to the allotment of the new shares which would otherwise be allotted in lieu thereof, that all elections to take ordinary shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

CAPITALISATION OF RESERVES

125.	Capitalisation of reserves

(1)	Subject to the Statutes, the board may, with the authority of an ordinary resolution of the Company:

(a)	resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution);

(b)	appropriate that sum as capital to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend in proportion to the nominal amount of the relevant share capital (whether or not fully paid) held by them respectively; and

(c)	apply that sum on their behalf in paying up in full any unissued shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or partly in one way and partly in the other, or otherwise deal with such sum as directed by the resolution provided that the share premium account and the capital redemption reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up unissued shares to be allotted credited as fully paid up.

(2)

Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned, issuing fractional certificates or selling shares or debentures representing fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members, except that if the amount due to a member is less than £3, the sum may be retained for the benefit of the Company) or may ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the footing of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the board may think fit.

(3)	The board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation or of the payment by the Company on behalf of those persons (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts remaining unpaid on their existing shares and any such contract shall be binding on all those persons.

(4)	Without prejudice to the preceding provisions of this article, the board may generally do all acts and things required to give effect to any ordinary resolution pursuant to paragraph (1) above.

126.	Capitalisation of reserves - employees’ share schemes

(1)	This article (which is without prejudice to the generality of the provisions of the immediately preceding article) applies:

(a)	where a person is granted pursuant to an employees’ share scheme a right to subscribe for shares in the Company; and

(b)	where, pursuant to the employees’ share scheme, the terms on which any person is entitled to subscribe in cash for shares in the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

(2)	In any such case the board:

(a)	shall transfer to a reserve account a sum equal to the deficiency between the subscription price and the nominal value of the shares (the “cash deficiency”) from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(b)	subject to paragraph (4) below, shall not apply that reserve account for any purpose other than paying up the cash deficiency upon the allotment of those shares.

(3)	Whenever the Company is required to allot shares pursuant to such a right to subscribe, the board shall, subject to the Statutes,

(a)	capitalise out of the reserve account an amount equal to the cash deficiency applicable to those shares;

(b)	apply that amount in paying up the deficiency on the nominal value of those shares; and

(c)	allot those shares credited as fully paid to the person entitled to them.

(4)	If any person ceases to be entitled to subscribe for shares as described above, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.

(5)	No adjustment shall be made as mentioned in paragraph (1)(b) above unless at that time there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

RECORD DATES

127.	Fixing of record dates

(1)	Notwithstanding any other provision of these articles, but subject to the Statutes and without prejudice to any rights attached to any shares, the Company or the board may fix a date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(2)	In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

ACCOUNTS

128.	Accounting records

(1)	The board shall cause accounting records of the Company to be kept in accordance with the provisions of the Statutes.

(2)	The accounting records shall be kept at the office or, subject to the Statutes, at another place decided by the board and shall be available during business hours for the inspection of the directors and other officers of the Company. No member (in his capacity as such) shall have any right to inspect any account, book or document of the Company, except as conferred by law or authorised by the board or by any ordinary resolution of the Company.

(3)	In respect of each financial year, a copy of the Company’s annual accounts, the directors’ report, the directors’ remuneration report, the auditors’ report on those accounts and on the auditable part of the directors’ remuneration report shall be sent by post or delivered to:

(a)	every member (whether or not entitled to receive notices of general meetings);

(b)	every holder of debentures (whether or not entitled to receive notices of general meetings);

(c)	the auditors; and

(d)	every other person who is entitled to receive notices of general meetings,

not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Statutes.

(4)	This article does not require copies of the documents to which it applies to be sent or delivered to:

(a)	a member or holder of debentures of whose address the Company is unaware; or

(b)	more than one of the joint holders of shares or debentures.

(5)	The board may determine that persons entitled to receive a copy of the documents listed in paragraph (3) above are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant copies are being sent.

(6)	Where permitted by the Statutes, a summary financial statement derived from the Company’s annual accounts, the directors’ report and the directors’ remuneration report in the form and containing the information prescribed by the Statutes may be sent by post or delivered to a person in place of the documents required to be sent or delivered by paragraph (3) above.

(7)	Any documents required or permitted to be sent by the Company to a person pursuant to this article 128 shall be treated as sent if:

(a)	sent by electronic communication to an address for the time being notified to the Company by that person for that purpose; or

(b)	published on a web-site, provided that the following conditions are met:

(i)	the Company and that person have agreed that such documents may be accessed by him on a web-site (instead of their being sent by post or otherwise delivered to him); and

(ii)	that person is notified, in a manner for the time being agreed for the purpose between him and the Company, of:

(a)	the publication of the documents on a web-site;

(b)	the address of that web-site;

(c)	the place on that web-site where the documents may be accessed; and

(d)	how they may be accessed.

(8)	Documents treated in accordance with sub-paragraph (7)(b) of this article as sent to any person are to be treated as sent to him not less than twenty-one clear days before the date of a meeting if, and only if:

(a)	the documents are published on the web-site throughout a period beginning at least twenty-one clear days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the notification given for the purposes of sub-paragraph (7)(b)(ii) of this article 128 is given not less than twenty-one clear days before the date of the meeting.

(9)	Nothing in paragraph (8) of this article 128 shall invalidate the proceedings of a meeting where any documents that are required to be published as mentioned in sub-paragraph (8)(a) of this article are by accident published in different places on the web-site or published for a part, but not all, of the period mentioned in that sub-paragraph.

NOTICES

129.	Notices to be in writing or in electronic communication

Any notice to be served on or given to any person or by any person pursuant to these articles (other than a notice convening a meeting of the board or of a committee of the board or as may otherwise be expressly stated in these articles) shall be in writing or in an electronic communication to an address for the time being notified for that purpose to the person giving the notice. The signature (if applicable) on any notice given by the Company may be printed or reproduced by mechanical means.

130.	Service of notices

(1)	A notice or other document may be served by the Company on any member

(a)	personally;

(b)	by sending it through the post in a pre-paid envelope addressed to the member at his registered address (or at another address notified for the purpose);

(c)	by leaving it at that address in an envelope addressed to the member;

(d)	by giving it by electronic communication to an address for the time being notified to the Company by the member for that purpose; or

(e)	by any other means authorised by the member concerned.

(2)	A notice of general meeting may, instead of being sent to the member in any of the ways specified in paragraph (1) above, be given to a member by the Company by publishing the notice on a web-site, provided that the following conditions are met:

(a)	the member and the Company have agreed that notices of general meetings may be accessed by him on a web-site instead of being sent to the member in one of the ways specified in paragraph (1) above; and

(b)	the member is given a notification, in the manner agreed for the time being between the member and the Company, containing the following information:

(i)	the fact that the notice has been published on the web-site;

(ii)	the address of the web-site;

(iii)	the place on the web-site where the notice may be accessed and how it may be accessed;

(iv)	a statement that it concerns a notice of general meeting served in accordance with the Act;

(v)	the place, date and time of the general meeting; and

(vi)	whether the general meeting is to be an annual or extraordinary general meeting.

A notice given under paragraph (2) above is deemed to be given at the time of the notification under sub-paragraph (2)(b) above.

(3)	In the case of joint holders of a share service or delivery of any notice or other document on or to the joint holder who is named first in the Register in respect of the joint holders shall be sufficient service on or delivery to all the holders of the share.

(4)	A member (meaning, for this purpose, in the case of joint holders the person first named in the Register) whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices or other documents may be served on him, or an address to which notices may be given by electronic communication, shall be entitled to have notices or other documents served on him at that address but, unless he does so, shall not be entitled to receive any notice or other document from the Company.

131.	Notice by advertisement

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post to those members who have not notified an address for electronic communications pursuant to article 130(1), a general meeting may be convened by the board in its absolute discretion, and as an alternative to any other method of service permitted by these articles, by a notice advertised in at least one United Kingdom national newspaper. In any such case the Company shall send confirmatory copies of the notice to those members by post if at least seven clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

132.	Evidence of service

(1)	Any notice or other document, if served by first class post, shall be deemed to have been served on the day following that on which the envelope containing it is put into the post, or, if served otherwise by post, shall be deemed to have been served on the second day following that on which the envelope containing it was put into the post and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice or document was properly addressed, prepaid and put into the post.

(2)	Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

(3)	A notice contained in an electronic communication sent in accordance with the articles other than a notice given under article 130(2) (to which the provisions of that article apply) is deemed to be given at the expiration of forty-eight hours after the time it was sent.

(4)	Any notice or document not sent by post but left at a registered address or address for service in the United Kingdom shall be deemed to have been served or delivered on the day it was so left.

(5)	Where notice is given by way of newspaper advertisement, such notice shall be deemed to have been duly served on each member or person entitled to receive it at noon on the day when the advertisement appears or, if it appears on different days, at noon on the last of the days when the advertisement appears.

(6)	A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(7)	Every person who becomes entitled to a share by transmission, transfer or otherwise shall be bound by every notice (other than a notice in accordance with section 212 of the Act) in respect of that share which before his name is entered in the Register was properly given to the person from whom he derives his title to the share.

(8)	A notice or other document served or delivered by the Company by any other means authorised in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorised to take for that purpose.

133.	Record date for service

Any notice or other document may be served or delivered by the Company by reference to the Register as it stands at any time not more than fifteen days before the date of service or delivery. No change in the Register after that time shall invalidate that service or delivery.

134.	Service of notice on person entitled by transmission

Where a person is entitled by transmission to a share, any notice or other document shall be served upon or delivered to him by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt member (or similar designation), as if he were the holder of that share and his address noted in the Register were his registered address. In any other case, any notice or other document served on or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder. The giving of notice in accordance with this article shall be sufficient notice to all other persons interested in the share.

DESTRUCTION OF DOCUMENTS

135.	Destruction of documents

(1)	The board may authorise or arrange the destruction of documents held by the Company as follows:

(a)	at any time after the expiration of six years from the date of registration, all instruments of transfer of shares (including a document constituting the renunciation of an allotment of shares) and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the Register;

(b)	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(c)	at any time after the expiration of two years from the date of recording them, all mandates for the payment of dividends or other amounts or a variation or a cancellation of a mandate and notifications of change of name or address; and

(d)	any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it.

(2)	It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(b)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c)	every share certificate so destroyed was a valid certificate duly and properly cancelled; and

(d)	every other document mentioned in paragraph (1) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company.

(3)	The provisions of paragraph (2) above shall apply only to the destruction of a document in good faith and without express notice to the Company of any claim (regardless of the parties to it) to which the document might be relevant.

(4)	Nothing in this article shall be construed as imposing on the Company or the board any liability in respect of the destruction of any document earlier than as stated in paragraph (1) above or in any other circumstances in which liability would not attach to the Company or the board in the absence of this article.

(5)	References in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

136.	Powers to distribute in specie

(1)	If the Company is in voluntary liquidation, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Statutes:

(a)	divide among the members in specie the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds; and

(b)	vest the whole or any part of the assets or class of assets in trustees upon such trusts for the benefit of members as the liquidator shall determine.

(2)	For the purposes of paragraph (1) above, the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members.

(3)	The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

INDEMNITY

137.	Indemnity of officers

(1)	Subject to the Statutes, but without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director, alternate director or secretary of the Company shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

(a)	defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

(b)	in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

(2)	Subject to the Statutes, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(a)	a director, alternate director or secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(b)	trustee of a retirement benefits scheme or other trust in which a person referred to in paragraph (a) above is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.